UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.    )
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Gibraltar Industries, Inc.
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Notice of 2016 Annual
Meeting of Stockholders
and Proxy Statement

Friday, May 6, 2016 at 11:00 A.M., Eastern Time
Gateway Building, 3556 Lake Shore Road, Buffalo, NY 14219

April 5, 2016
To My Fellow Stockholders:
It is my pleasure to invite you to attend the 2016 Annual Meeting of Stockholders of Gibraltar Industries, Inc. to be held on Friday, May 6, 2016 at 11:00 A.M. local time at the Gateway Building in Buffalo, New York. The meeting will begin with discussion of and voting on the matters described in the attached Notice of 2016 Annual Meeting of Stockholders and Proxy Statement, followed by a report on our Company’s financial performance and operations.
The Proxy Statement is critical to our corporate governance process and to affirming the direction of our Company. The Proxy Statement provides you with important information about our Board of Directors and executive officers, and informs you of steps we are taking to fulfill our responsibilities to you as a stockholder.
In 2015, the executive leadership of our Company underwent a significant change through the implementation of a portion of Gibraltar's succession plan. First, Frank Heard was promoted from Chief Operating Officer to Chief Executive Officer and was appointed to the Board of Directors effective January 1, 2015. Coinciding with Frank’s promotion, Brian Lipke retired as Chief Executive Officer effective December 31, 2014 and subsequently retired as Executive Chairman effective June 1, 2015. In conjunction with Brian's retirement, I became the Chairman of the Board. The structured succession plan helps support the Company's strategy to generate stockholder value through operational excellence, portfolio management, product innovation, and acquisitions as a strategic accelerator.
Additionally, in 2015, Sharon Brady and James Nish joined the Board of Directors along with Jane Corwin, Craig Hindman, and Vinod Khilnani, who joined the Board of Directors during 2014. These five new board members succeeded long-tenured directors, David Campbell, Gerald Lippes, Arthur Russ, Jr., and Robert Sadler, who retired from the Board of Directors in 2014 and 2015, and William Colombo who will retire from the Board of Directors immediately prior to our 2016 Annual Meeting. We extend our sincere gratitude to the retiring directors for the efforts they have put forth, the guidance provided during their tenure, and their contributions in the transition of new leadership that continues to support the Company's strategy to create stockholder value.
In connection with the leadership succession described above, Gibraltar has implemented the following significant corporate governance improvements:

•	Adopted annual elections of directors as opposed to our previous classified board structure;

•	Reduced the average tenure of directors from eight years to four years, increased the diversity, and increased the proportion of independent directors; and

•	Separated the role of Chairman from the Chief Executive Officer role.
These improvements, among others, demonstrate the continuing efforts of the Board to implement best-in-class corporate governance practices.
The Proxy Statement is designed to provide you with information relating to the proposals that require your vote and to solicit your vote if you cannot attend the Annual Meeting in person. Your vote is very important to us and we encourage you to vote promptly. Please note your broker cannot vote on all of the proposals without your instruction. If you do not plan to attend the Annual Meeting in person, please execute and return your proxy or inform your broker as to how you would like us to vote your shares on the proposals set forth in the Proxy Statement.
The Proxy Statement includes a description of seven proposals. Our Board of Directors recommends that stockholders vote FOR all proposals. Please read each proposal carefully and study the recommendations of the Board of Directors and its committees.
On behalf of our management team and our Board of Directors, I want to thank you for your continued support and confidence in our Company.

Sincerely,

William Montague
Chairman of the Board

GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on Friday, May 6, 2016, at 11:00 A.M., local time, for the following purposes:

1.	Election of three Directors nominated by the Board to hold office until the 2017 Annual Meeting.
2.	Advisory approval of the Company’s executive compensation (the “Say-on-Pay” vote).
3.
Approval of the material terms of the Company’s special grant of Performance Stock Units to enable the Company to deduct the related compensation for federal income tax purposes without being subject to limitations.

4.
Approval of the material terms of the Company’s Management Incentive Compensation Plan to enable the Company to deduct the related compensation for federal income tax purposes without being subject to limitations.

5.
Approval of the material terms of the Company’s Annual Performance Stock Unit Grant to enable the Company to deduct the related compensation for federal income tax purposes without being subject to limitations.

6.	Approval of adoption of the Gibraltar Industries, Inc. 2016 Stock Plan for Non-employee Directors.
7.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.
8.	Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on March 21, 2016, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.
You may vote in person at the annual meeting or you may vote by using the proxy card enclosed with these materials. Stockholders who do not expect to attend the meeting in person are urged to vote, sign, and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for matters acted upon at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: the Definitive Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy F. Murphy Secretary Buffalo, New York
April 5, 2016

3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

DEFINITIVE PROXY STATEMENT
April 5, 2016
_________________
Date, Time, and Place of Annual Meeting
Gibraltar Industries, Inc., a Delaware corporation (the “Company”, “we”, or “us”) is making this Definitive Proxy Statement available to you on or about April 5, 2016 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2016 Annual Meeting of Stockholders. We will hold the 2016 Annual Meeting at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 6, 2016 at 11:00 A.M., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Voting Information
Record Date. The Board of Directors has fixed the close of business on March 21, 2016, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2016 Annual Meeting. At the close of business on March 21, 2016, the Company had outstanding and entitled to vote at the Annual Meeting 31,327,398 shares of common stock, $0.01 par value per share (“Common Stock”). Each share is entitled to one vote on each matter properly brought before the Annual Meeting.
Solicitation Costs. The cost of the solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Definitive Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers, and employees, without any additional compensation, as well as proxy solicitors. We have retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Alliance $12,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.
Voting Your Proxy. If the enclosed proxy is properly executed, returned, and received in time for the Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors (i) FOR the nominees for directors named in this Definitive Proxy Statement, (ii) FOR the approval of the advisory resolution on our executive compensation (the “Say-on-Pay” vote), (iii) FOR the approval of the material terms of the Company’s special grant of Performance Stock Units, (iv) FOR the approval of the material terms of the Company’s Management Incentive Compensation Plan, (v) FOR the approval of the material terms of the Company’s annual grant of Performance Stock Units, (vi) FOR the adoption of the Gibraltar Industries, Inc. 2016 Stock Plan for Non-employee Directors, and (vii) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
Vote Required. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present at the meeting, entitled to vote, assuming a quorum is present in person or by proxy. If a stockholder specifies an abstention from voting on a proposal, such shares are considered present but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. Nominees for the election of directors must receive more “for” than “against” votes to be elected. If an incumbent director, in an uncontested election, does not receive a majority of the votes cast, the director is required to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation and publicly disclose its decision and rationale behind it within 90 days of the date election results are certified.
Your shares may be voted on some of the matters to be acted on at the Annual Meeting if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the meeting. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 is the only stockholder proposal considered a routine matter.
The election of directors, approval of a non-employee stock plan, and votes on matters that relate to executive compensation, such as the Say-on-Pay vote, are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes cast either for or against the proposal. Please vote your proxy so your shares will be represented at the Annual Meeting.
Revocability of Proxy. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1
ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen directors. The number of directors may be changed at any time by resolution of the Board of Directors. During 2015, the number of directors was decreased from nine members to eight members of which three directors retired and two new directors were appointed. We expect to return to seven directors after the 2016 Annual Meeting, concluding a two-year period where the Board accommodated the retirement of six directors and the appointment of six new directors. Additionally, during 2015, the Certificate of Incorporation was amended to eliminate the classified board structure and provide for the annual election of directors. Directors will stand for election to the Board of Directors as their terms expire and the transition to a declassified board will be completed by the 2018 Annual Meeting. The Board of Directors is presently comprised of eight members:

Directors Subject to	Class I Directors	Class III Director
Annual Elections	Term Expiring in 2017	Term Expiring in 2018
• Sharon M. Brady [1]	• Frank G. Heard [1]	• Jane L. Corwin
• William J. Colombo [2]	• Vinod M. Khilnani
• Craig A. Hindman	• William P. Montague
• James B. Nish [1]

[1]	Sharon Brady, Frank Heard, and James Nish are new directors appointed to the Board of Directors in 2015.

[2]	William Colombo he will retire from the Board of Directors prior to the 2016 Annual Meeting and will not stand for election in 2016.

At the Annual Meeting of Stockholders in 2016, three Directors shall be elected to hold office for a one-year term expiring in 2017. Sharon Brady, Craig Hindman, and James Nish have been nominated by the Board of Directors for election. All nominees are independent directors under the independence standards provided by Rule 5605(a)(2) of the NASDAQ listing standards.
Unless instructions to the contrary are received, we intend to vote the shares represented by proxies FOR the election of Sharon Brady, Craig Hindman, and James Nish as directors, each of whom has consented to serve as a director if elected. If Sharon Brady, Craig Hindman, or James Nish become unavailable for election for any reason, we intend to vote the shares represented by the proxies solicited herewith for such other person or persons as the Board of Directors shall designate.

Set forth below is certain information furnished to us by the directors and nominees for election as directors. We believe our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishment, a commitment to participation in board activities, and other traits discussed below in “Corporate Governance.” The Board of Directors considered these qualifications, which are summarized following the biographical information for each director, in determining to recommend that the directors be nominated for election.
Nominees

Sharon M. Brady
SHARON BRADY has served as a Director of the Company since July 2015, bringing 36 years of human resources leadership experience in the industrial manufacturing and retail sectors. Most recently, she served as Senior Vice President of Human Resources at Illinois Tool Works, Inc. ("ITW"), a Fortune 200 diversified industrial manufacturer. Prior to ITW, she progressed through a series of leadership roles for large-cap companies in the manufacturing, retail, and pharmaceutical industries. Ms. Brady’s qualifications to serve on the Company’s Board reflect her extensive experience in global talent development, as well as in the design and implementation of leadership development frameworks, executive compensation plans, governance processes, and culture change strategies, including diversity initiatives and succession planning.

Craig A. Hindman
CRAIG HINDMAN was appointed to the Board of Directors in October 2014. He is a global executive with 35 years of leadership experience across multiple industry segments and has served on the board of various companies and not-for-profit organizations. Most recently, Mr. Hindman was Executive Vice President and Chief Executive Officer of the Industrial Packaging Group of businesses at ITW. In that role, he was responsible for 110 business units operating in 30 countries, and was successful in growing revenues and increasing margins through innovation and business simplification initiatives. He also completed two acquisitions before leading the sale of the Industrial Packaging Group to The Carlyle Group in May 2014. Mr. Hindman spent more than two decades in ITW’s Construction Products Group, providing him with significant experience in and familiarity with end markets also served by Gibraltar. He also serves as a director of a number of not-for-profit organizations and private companies, including Wilsonart International which he serves as a member of the compensation committee. Mr. Hindman’s qualifications to serve on the Company’s Board include his experience as an executive with responsibility for the financial and operational performance of global industrial business units within a best-in-class, Fortune 200 company. Other qualifications include his experience in the integration of acquired businesses and business simplification over a period of more than 20 years.

James B. Nish
JAMES NISH has served as a Director of the Company since July 2015, bringing 28 years of investment banking experience serving clients in a variety of international industrial manufacturing markets. Most recently, he led the Mid-Cap Corporate Investment Banking team at J.P. Morgan Chase. Prior to that, he was head of the Industrial Manufacturing Group at Bear Stearns, where he worked for 22 years. He also serves on the board of Scorpio Bulkers Inc., where he also serves on the audit committee. Mr. Nish’s qualifications to serve on the Company’s Board reflect his experiences centered on helping global industrial manufacturing companies accelerate their growth through mergers, acquisitions, and capital market transactions. A Certified Public Accountant, he has extensive experience in accounting, finance, personnel assessments, and currently serves as an adjunct professor at Baruch College and Pace University where he teaches both undergraduate business and MBA courses.
Directors Not Standing for Election

William J. Colombo
WILLIAM COLOMBO has served as a director of the Company since his appointment to the Board of Directors in 2003. He served as Chief Operating Officer and Executive Vice President of Dick’s Sporting Goods, Inc. (“Dick’s”) from 1995 to 1998 and as President of dsports.com LLC, the Internet commerce subsidiary of Dick’s from 1998 to 2000. From 2002 through 2008, Mr. Colombo served as President, Chief Operating Officer, and a Director of Dick’s. Mr. Colombo currently serves as Vice Chairman of the Board of Dick’s and also serves on its Compensation Committee and its Governance and Nominating Committee. Mr. Colombo’s qualifications to serve on the Company’s Board include his ability to provide the perspective of an executive and board member of a large, public company, and national retailer that is similar to some of the Company’s largest customers.

Jane L. Corwin
JANE CORWIN was appointed to the Company's Board of Directors in March 2014. She currently serves as an elected member of the New York State Assembly, representing the 144th Assembly District, since 2009. Prior to serving in elected office, Ms. Corwin held various positions, including Director, Secretary, Treasurer, and Vice President at White Directory Publishers, Inc. from 1990 until its sale in 2004. Ms. Corwin also serves as an officer of a not-for-profit organization. Ms. Corwin’s qualifications to serve on the Company’s Board include a valuable and different perspective due to her extensive background in government and politics, along with experience gained serving as a director and executive in the private sector.

Frank G. Heard
FRANK HEARD has served as Chief Executive Officer and a Director of the Company since January 2015. He joined Gibraltar as President and Chief Operating Officer in 2014 with more than 25 years of experience in the building products industry. Prior to Gibraltar, Mr. Heard served as President of the Building Components Group, a division of ITW. In that role, he had global responsibility for the strategic direction and operational performance of 25 business units in 18 countries across a wide range of industry segments including residential and commercial construction, retail, and component manufacturing. Prior to serving as President of the Building Components Group, Mr. Heard filled various executive management roles for ITW dating back to 1990. Mr. Heard’s qualifications to serve as a member of the Company’s Board include his demonstrated leadership skills as President of the Company since May 2014 through present, his integral knowledge of the markets in which the Company operates, competitors, as well as the Company’s products, personnel, manufacturing facilities, and target markets as well as his global operating company experience in the building products industry at ITW.

Vinod M. Khilnani
VINOD KHILNANI was appointed to the Board of Directors in October 2014. Most recently from January 2013 to May 2013, he was Executive Chairman of the Board at CTS Corporation, a sensors and electronics components company with operations in North America, Europe, and Asia. Mr. Khilnani previously served as CTS Corporation’s Chairman and Chief Executive Officer from 2009 to 2013, President and Chief Executive Officer from 2007 until 2009, and Senior Vice President and Chief Financial Officer from 2001 to 2007. In addition to implementing growth and market diversification strategies at CTS Corporation, he successfully led restructuring and acquisition transactions, completed private equity and debt offerings, and established operations in Eastern Europe and Asia. Mr. Khilnani is currently a director of Materion Corporation, 1st Source Corporation (parent of 1st Source Bank) and ESCO Technologies, Inc. He serves as chairman of the compensation committee of Materion Corporation and chairman of the audit committee of 1st Source Corporation. Mr. Khilnani’s qualifications to serve on the Company’s Board include his service as a director of publicly-held, global organizations in a number of industries, his leadership role as Chairman and Chief Executive Officer of CTS Corporation, and his extensive background in accounting and finance for global manufacturing entities.

William P. Montague
WILLIAM MONTAGUE has served as a director of the Company since the consummation of the Company’s initial public offering in 1993 and as the Chairman of the Board since June 2015. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc. (“Mark IV”), a manufacturer of engineered systems and components from 1986 to 1996, as Mark IV’s President and a Director from 1996 through 2004, and as Chief Executive Officer and a Director of Mark IV from 2004 to 2008. In April 2009, subsequent to Mr. Montague’s retirement, Mark IV filed for bankruptcy protection. Mr. Montague also serves on the Board of Directors of Endo International plc., where he is chairman of the compensation committee and serves on the audit, transaction, and nominating and corporate governance committees. Mr. Montague’s qualifications to serve on the Company’s Board include his ability to offer the perspectives of a chief executive officer along with his extensive financial and accounting experience acquired during his career with Mark IV and as a certified public accountant. His experience as a director, chief financial officer, and chief executive officer with other public companies with complex capital resource requirements and diverse geographical operations similar to the Company provides significant value to the Board. Mr. Montague's 23 years of experience on the Board and long-term exposure to senior executives of the Company provides a unique perspective regarding Gibraltar's culture.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES IN PROPOSAL 1

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Documents which set forth the practices the Board of Directors will follow with respect to various matters, such as director responsibilities, compensation, and access to management. The Corporate Governance Documents are posted on the corporate governance page of the Company’s website at www.gibraltar1.com and are available in print to stockholders and other persons who request a copy.
Board Leadership
The Board of Directors is responsible for oversight of management of the business and affairs of the Company with the objective of enhancing stockholder value. To carry out these responsibilities and the activities of its committees, the Board of Directors was comprised of between seven to nine directors during the year ended December 31, 2015. As noted above, three new directors were appointed to the Board of Directors during 2015 and two tenured-directors retired from the Board during 2015. Sharon Brady and James Nish were appointed to the Board to succeed Robert Sadler who retired on December 31, 2015 and William Colombo who announced he will retire from the Board immediately prior to the 2016 Annual Meeting. Effective January 1, 2015, Frank Heard was also appointed to the Board of Directors, concurrent with his promotion to Chief Executive Officer, and succeeded Brian Lipke who retired from the Board effective June 1, 2015.
In recommending the candidates described above, the Company’s Nominating and Corporate Governance Committee considered qualified candidates who will provide the Board of Directors with dedicated service, strong business-related skills and experience, and diversity as such qualifications are described below in the “Director Nomination Process”. The appointment of the new directors also led to a significant reduction in the average tenure of the directors and introduced new leadership to the Company.
Under the Company’s Bylaws, the Chairman of the Board presides over meetings of the Board of Directors and meetings of the stockholders, while the CEO has general authority for strategic initiatives involving the business and operational affairs of the Company, subject to the supervision and oversight of the Board.
Upon Brian Lipke’s retirement as CEO on December 31, 2014, the Board approved a separation of the Chairman and CEO roles. However, prior to Mr. Lipke's retirement, he was not considered an independent member of the Board of Directors due to the significant time spent as an officer and member of the Gibraltar executive management team. As a result, through the May 31, 2015 retirement of Mr. Lipke as Chairman of the Board, the Board of Directors maintained the position of Lead Independent Director, who among other things, chaired all meetings of the Board in the absence of the Chairman, chaired all executive sessions of the Board’s independent members, and acted as principal liaison between the independent members of the Board and the Chairman and CEO of the Company. William Montague served as the Company’s Lead Independent Director since the position was created in 2010.
Upon Brian Lipke’s retirement from the Board of Directors on June 1, 2015, William Montague was appointed Chairman of the Board. A Lead Independent Director is no longer necessary since the new Chairman is an independent member of the Board. As a result of the succession plan , Gibraltar has adopted a Board leadership structure that better aligns with corporate governance best practices. The separated Chairman of the Board and CEO roles help to enhance the independent oversight of management which we believe more closely aligns the Company’s leadership with the expectations of our stockholders.
In addition to the leadership structure described above, the independent directors of our Board meet in executive session at each quarterly board meeting, and all of the Board’s key committees - the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee - are comprised solely of and led by independent directors.
Board Tenure
Our corporate governance guidelines require our non-employee directors to submit their resignation from the Board upon reaching the age of 72. We do not have any other tenure limitations, as we believe our retirement policy and natural turnover achieve the appropriate balance between maintaining long-term directors with deep institutional knowledge and refreshing the Board with new directors who bring new perspectives and diversity to the Board. Whenever possible, we structure director retirements and new director appointments to overlap so institutional knowledge can be transferred to new directors. We also conduct an on-boarding process for our new directors so they can obtain an understanding of Gibraltar’s business, the opportunities and challenges the Company manages, and provide an opportunity to meet the management team.

As a result of succession planning process described above and the retirements (or planned retirements) of a number of our directors, the Board’s average tenure has decreased as shown in the table below:

Director	Years of Service
	As of May 2014	As of May 2015	Pro forma as of May 6, 2016
Sharon M. Brady	n/a	n/a	—
David N. Campbell (retired)	21	n/a	n/a
William J. Colombo (retiring in May 2016)	11	12	n/a
Jane L. Corwin	—	1	2
Frank G. Heard	n/a	—	1
Craig A. Hindman	n/a	—	1
Vinod M. Khilnani	n/a	—	1
Brian J. Lipke (retired)	21	22	n/a
Gerald S. Lippes (retired)	21	n/a	n/a
William P. Montague	21	22	23
James B. Nish	n/a	n/a	—
Arthur A. Russ, Jr. (retired)	21	—	n/a
Robert E. Sadler, Jr.	11	12	n/a
Average Years of Service	16	8	4
Risk Oversight
The Board of Directors is actively engaged in the oversight of strategies adopted by management for mitigating risks faced by the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Gibraltar. The involvement of the Board of Directors in reviewing the Company’s enterprise risk management process and business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
Risks may arise in many different areas, including, among many others, business strategy; financial condition; competition for talent; operational efficiency; quality assurance; environmental, health, and safety; supply chain management; reputation; customer spending patterns; and intellectual property. The Board of Directors believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board and has not divided the responsibility for oversight of risk management among its committees. In carrying out this critical responsibility, the Board receives regular reports from management on business strategy, assessment of key risk factors, and actions taken to manage such risks.
Independence of Directors
The Board of Directors has determined that each of Sharon Brady, William Colombo, Jane Corwin, Craig Hindman, Vinod Khilnani, William Montague, and James Nish is an “independent director” as defined under NASDAQ rules, which the Board has adopted as the standards by which it will determine independence.
Board Committees and Related Matters
Our Board of Directors has three standing committees - the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available on the Company’s website at www.gibraltar1.com.

The current composition of each board committee is set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Board of Directors
Sharon Brady		X		X
William Colombo [1]		Chair	X	X
Jane Corwin	X		X	X
Frank Heard				X
Craig Hindman		X	X	X
Vinod Khilnani		X	Chair	X
William Montague	X	X	X	Chair
James Nish	Chair			X
Fiscal 2015 Meetings	7	6	7	7

1 Mr. Colombo will retire before the 2016 Annual Meeting, and will be succeeded as Chair by Ms. Brady.

Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served during the period.
Audit Committee
The Audit Committee is comprised of Jane Corwin, William Montague, and James Nish, each of whom is independent as required by the NASDAQ rules applicable to such Committee. Mr. Nish serves as the chairman of the Audit Committee. The Audit Committee acts in accordance with its charter to assist the Board of Directors in its oversight of matters relating to the financial reporting process, the system of internal accounting control and management of financial risks, the audit process, review and approval of related party transactions, compliance with laws and regulations, and the Company’s code of business conduct. The Board of Directors has made a determination that each of Jane Corwin, William Montague, and James Nish is an “audit committee financial expert” under the standards established by SEC rules as a result of their business experience as set forth above under “Election of Directors”.
Compensation Committee
The Compensation Committee is composed of Sharon Brady, William Colombo, Craig Hindman, Vinod Khilnani, and William Montague, each of whom is independent as required by NASDAQ rules as applicable to such Committee. Mr. Colombo serves as the chairman of the Compensation Committee and will be succeeded by Sharon Brady upon his retirement. The Compensation Committee acts in accordance with its charter to approve the structure and design of the compensation programs in effect for executive officers and directors of the Company. The Company’s Compensation Committee meets in executive session to determine and approve the compensation packages provided to the executive officers. The Compensation Committee is responsible for ensuring the decisions regarding compensation are in line with market conditions and enhance the Company’s ability to attract, retain, and motivate highly qualified individuals to serve as executive officers and directors. To fulfill its responsibilities, the Compensation Committee has the authority to obtain and retain the advice of advisors and employs a nationally recognized compensation consultant, Willis Towers Watson, to perform market studies of compensation programs offered by a peer group of companies. The Compensation Committee determined Willis Towers Watson is an independent advisor by assessing the firm on six factors as prescribed by the SEC. The Compensation Committee works with Willis Towers Watson and the Company’s executive management team to make final decisions regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. The Compensation Committee is also responsible for the administration of the Company’s incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans.
Compensation Committee Interlocks and Insider Participation
During 2015, Sharon Brady, William Colombo, Craig Hindman, Vinod Khilnani, William Montague, and Robert Sadler served as members of the Compensation Committee. None of Ms. Brady, Mr. Colombo, Mr. Hindman, Mr. Khilnani, Mr. Montague, or Mr. Sadler was an executive officer or employee of the Company or any of its subsidiaries during 2015 or prior thereto. In 2015, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee performing similar functions for any other entity’s board of directors, any of whose officers or directors served on the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of William Colombo, Jane Corwin, Craig Hindman, Vinod Khilnani, and William Montague, each of whom is independent as required by NASDAQ rules applicable to such Committee. Mr. Khilnani serves as the chairman of the Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to identify and nominate individuals qualified to become Board and committee members, to establish and implement policies and procedures relating to the nominations of qualified candidates, to develop and recommend to the Board a set of corporate governance guidelines for the Company, and to oversee, review, and make periodic recommendations to the Board concerning the Company’s corporate governance guidelines and policies. The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held February 16, 2016. Craig Hindman did not participate in the recommendation that he be nominated for election to the Board.
Director Nomination Process
When a Board vacancy arises, the Committee seeks to identify candidates for nomination who are highly qualified, willing to serve as a member of the Company’s Board, and will be able to serve the best interests of stockholders. Each candidate must possess at least the following minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all stockholders and not just one particular constituency;

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field; and

•
Each candidate shall be prepared to participate fully in board activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the board and the committees of which he or she is a member, and not have other personal or professional commitments that would interfere with or limit his or her ability to do so.

The Committee believes that, given the size and complexity of the Company’s operations, the best interests of the Company’s stockholders will be served by a Board which is composed of individuals that contribute to the Board’s overall diversity - diversity being broadly construed to mean a variety of opinions, perspectives, as well as personal and professional experiences and backgrounds. Accordingly, the Committee seeks to identify candidates for nomination who will contribute to the diversity of perspectives present in Board deliberations. During the nomination process, the Committee considers whether the Board’s composition reflects an appropriately diverse mix of skills and experience, in relation to the needs of the Company.
The Nominating and Corporate Governance Committee identifies candidates from a number of sources including directors on the Board, Gibraltar’s executive management team, and research, including database and internet searches. All potential candidates for a director role, including incumbents, are considered and evaluated against the qualifications outlined above.
Stockholder Recommendations of Nominees
The Company has adopted a policy regarding stockholder recommendations of nominees for director to be submitted for evaluation to the Nominating and Corporate Governance Committee. A stockholder may recommend a nominee for consideration by the Nominating and Corporate Governance Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating and Corporate Governance Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating and Corporate Governance Committee in the same manner and by the same criteria as other potential nominees. The Nominating and Corporate Governance Committee did not receive any nomination recommendations from stockholders during 2015.
Succession Planning
In light of the critical importance of executive leadership to Gibraltar’s success, we have a succession planning process that is enterprise wide for managers up to and including our Chief Executive Officer. Our Board of Directors’ involvement in the process includes a review of succession plans and recommendations as to succession in the event of each executive officer’s termination of employment with Gibraltar for any reason.
Our Chief Executive Officer provides an annual review to the Board of Directors assessing the executive officers of Gibraltar. Our Compensation Committee, pursuant to its charter, annually reviews the performance of the executive officers and discusses succession plans for each such officer with the Chief Executive Officer.
The Board of Directors has the responsibility to review succession plans for the Chief Executive Officer and other key executive positions. Beginning in 2013, an Executive Search Committee of the Board of Directors initiated a search for a President and Chief Operating Officer who would eventually succeed to the Chief Executive Officer role. This search concluded successfully with the with the hiring of Mr. Heard in May 2014.

The Board of Directors and Nominating and Corporate Governance Committee also work together to assess the composition, tenure, and diversity of the Board of Directors. Over the past two years, six board members, David Campbell, William Colombo, Brian Lipke, Gerald Lippes, Arthur Russ, and Robert Sadler, announced intentions to retire from the Board. The Nominating and Corporate Governance Committee identified and nominated Sharon Brady, Jane Corwin, Frank Heard, Craig Hindman, Vinod Khilnani, and James Nish as new directors to fill the vacated board seats.
Communication with the Board of Directors
The Board of Directors has established a policy with respect to stockholder communication with the directors. Stockholders may send communications to the Board of Directors in care of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail will be opened and logged. All communication, other than trivial communication or obscene material, will be forwarded promptly to the Directors. Trivial material will be delivered at the next meeting of the Board of Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the chairman of the Audit Committee.
The Company does not have a policy regarding director attendance at the annual meeting. Last year’s annual meeting was attended by the entire Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers
The following table sets forth certain information regarding the Directors and executive officers of the Company as of March 21, 2016:

Name	Age	Position(s) Held
Brian J. Lipke	64	Retired Executive Chairman of the Board [1]
Frank G. Heard	57	Director, President, and Chief Executive Officer
Kenneth W. Smith	65	Senior Vice President and Chief Financial Officer
Paul M. Murray	63	Senior Vice President of Human Resources and Organizational Development
Timothy F. Murphy	52	Vice President, Treasurer, and Secretary
William P. Montague	69	Chairman of the Board
Sharon M. Brady	65	Director
William J. Colombo	60	Director
Jane L. Corwin	52	Director
Craig A. Hindman	61	Director
Vinod M. Khilnani	63	Director
James B. Nish	57	Director
Arthur A. Russ, Jr.	73	Retired Director [2]
Robert E. Sadler, Jr.	70	Retired Director [2]

[1]
Mr. Lipke retired as Executive Chairman of the Board effective June 1, 2015. We included Mr. Lipke in the Summary Compensation Table with his title as of June 1, 2015 in accordance with Item 402 of Regulation S-K.

[2]	Mr. Russ and Mr. Sadler each retired from the Board during 2015. We included both Mr. Russ and Mr. Sadler in the 2015 Director Compensation Table in accordance with Item 402 of Regulation S-K.
The recent business experience of the directors is set forth above under “Election of Directors.” The recent business experience of the executive officers who are not also directors is as follows:

Kenneth W. Smith
KENNETH SMITH has been the Company’s Senior Vice President and Chief Financial Officer since joining the Company in 2008. Prior thereto, he served as Chief Financial Officer of Circor International, a global manufacturer of flow control components from 2000 through 2008, for the period from 1996 to 2000 he served as Vice President of Finance for North Safety Products, a manufacturer of personal protection equipment for employees of industrial companies, and before that as Finance Director of Digital Equipment Corporation, a manufacturer of computer hardware and software and a provider of integration services.

Paul M. Murray
PAUL MURRAY has been Senior Vice President of Human Resources and Organizational Development of the Company since 2004 and was Vice President of Administration from 1997 to 2004. Prior thereto, Mr. Murray held Human Resource management positions at The Sherwin Williams Company and Pratt & Lambert.

Timothy F. Murphy
TIMOTHY MURPHY has served as Treasurer since 2013, Secretary since 2012, and Vice President of Treasury Operations since 2010. Mr. Murphy served various roles as a director within the Company’s Finance Department from 2004 to 2010. Prior to joining the Company, Mr. Murphy served as a Senior Manager at KPMG.

COMPENSATION OF DIRECTORS

2015 Compensation of Directors
Willis Towers Watson, a nationally recognized compensation consultant, provides survey information and advice to the Compensation Committee with respect to compensation related matters. Willis Towers Watson provided the Compensation Committee survey data and other publicly available information relating to non-employee director compensation for a peer group of companies. The peer group is the same as the peer group disclosed in the section entitled “Compensation Discussion & Analysis” below.
Using this information, the Compensation Committee approved a compensation program for non-employee directors consisting of an annual retainer of $30,000 per year, meeting fees of $2,000 for each meeting of the Board of Directors or committee meeting attended, and an additional fee to the Chairs of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee of $5,000 per year, respectively, for serving as Chairman. During 2015, the Compensation Committee approved a $25,000 fee for the time Mr. Montague served as Lead Independent Director and a $75,000 fee for the time he served as Chairman of the Board.
In addition, in 2015, the Compensation Committee approved annual grants of restricted stock to each non-employee directors having an aggregate fair value equal to $52,000. Restrictions on these shares of restricted stock expire three years following the grant date. Pursuant to this approval, non-employee directors received awards of restricted stock in May 2015. The number of restricted stock awards was prorated for Ms. Brady and Mr. Nish, who were appointed to the Board during 2015. In addition, Mr. Hindman and Mr. Khilnani were awarded restricted stock awards for the portion of 2014 that they served as directors without receiving any stock awards. Accordingly, the compensation shown below varies from the annual award of $52,000 for those reasons. The amount of restricted stock compensation provided to our directors is consistent with the amount of equity-based compensation paid to directors of our peer group as determined in the peer study described above.
Our Management Stock Purchase Plan (“MSPP”) permits non-employee directors to defer their receipt of payment of a portion of their retainer, chair, and meeting fees to an account established for the director and credited with restricted stock units (“RSUs”) equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of director fees deferred (see the discussion of the MSPP under the caption Non-Qualified Deferred Compensation in the “Compensation Discussion & Analysis” below). The Company allocates additional RSUs (“Matching RSUs”) to the accounts of non-employee directors who defer the receipt of retainer fees to match the amount of RSUs allocated to reflect deferred retainer fees of non-employee directors. The directors forfeit the Matching RSUs if they terminate Board service prior to reaching age sixty (60) for any reason other than a change in control transaction. RSUs credited to the account of an non-employee directors to reflect amounts deferred under the MSPP are paid to the participant upon a termination of the their service to the Board. In addition, if the director’s employment is terminated after age sixty (60), the participant will be entitled to receive payment for Matching RSUs.
2016 Compensation of Directors
Based on updated survey data from Willis Towers Watson, the Compensation Committee approved changes to the compensation program for non-employee directors during 2015 that will take affect for the year ending December 31, 2016 (note that these changes did not impact the 2015 compensation amounts disclosed in the table below). Under the 2016 compensation structure, meeting fees and Matching RSUs under the MSPP will be eliminated. The key elements of the 2016 director compensation program will consist of an annual retainer of $50,000 and an annual payment for each Board committee on which he or she serves equal to $10,000; an additional annual fee of $100,000 for the Chairman of the Board; an additional annual fee to the Chairs of the Compensation Committee and Audit Committee of $7,500; an additional annual fee to the Chair of the Nominating and Corporate Governance Committee of $5,000; and annual grants of stock to each non-employee directors having an aggregate fair value equal to $70,000.

Directors will have the right to defer their receipt of all or a portion of the stock award they receive for issuance in the future. The Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors has been submitted to the stockholders for approval in Proposal 6 of this Definitive Proxy Statement to provide a vehicle for the equity portion of the director compensation. Pursuant to this approval, non-employee directors will receive awards of stock in May 2016. The amount of compensation provided to our directors under the 2016 director compensation program is consistent with the compensation paid to directors of our peer group as determined in the peer study described above.
Our MSPP will continue to permit non-employee directors to defer their receipt of payment of a portion of their retainer to an account established for the director and credited with RSUs equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of director fees deferred. As noted above, no Matching RSUs will be credited to the accounts of non-employee directors who defer the receipt of retainer fees.
2015 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	Total
Sharon M. Brady	$26,500	$21,668	$10,000	$58,168
William J. Colombo	$79,000	$51,997	$30,000	$160,997
Jane L. Corwin	$68,000	$51,997	$30,000	$149,997
Craig A. Hindman	$68,000	$60,667	$30,000	$158,667
Vinod M. Khilnani	$68,000	$60,667	$30,000	$158,667
William P. Montague	$178,000	$51,997	$30,000	$259,997
James B. Nish	$26,500	$21,668	$10,000	$58,168
Arthur A. Russ, Jr.	$24,500	$—	$12,500	$37,000
Robert E. Sadler, Jr.	$67,000	$51,997	$30,000	$148,997

(1)
Consists of annual retainer fees of $30,000 (pro-rated for new directors); $5,000 for each of Messrs. Colombo and Sadler, to reflect their respective positions as Committee Chairman; $25,000 for Mr. Montague to reflect his position as Lead Independent Director; $75,000 for Mr. Montague to reflect his position as Chairman of the Board; and additional fees of $2,000 for attendance at each meeting of the Board of Directors and any committee. Messrs. Hindman, Khilnani, Russ, and Sadler deferred all of their fees into the MSPP. Messrs. Colombo, Montague, and Nish and Mmes. Brady and Corwin deferred a portion of their fees into the MSPP. Ms. Brady's compensation reflects a partial year of board fees as does that of Messrs. Nish and Russ.

(2)
This column represents the grant-date fair value of restricted stock granted during the year. The fair value of restricted stock is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant.

(3)	This column represents the Company match on the deferred retainer in each respective director’s account under the MSPP.

Outstanding Equity Awards at Fiscal Year End
The following chart summarizes the aggregate number of stock awards outstanding at December 31, 2015 for each director:

Name	Restricted Shares (1)	Restricted Stock Units ("RSUs") (2)	Aggregate Number of Stock Awards Outstanding

Sharon M. Brady	1,322	1,677	2,999
William J. Colombo	14,237	37,488	51,725
Jane L. Corwin	6,039	6,812	12,851
Craig A. Hindman	3,465	7,023	10,488
Vinod M. Khilnani	3,465	7,023	10,488
William P. Montague	10,237	29,931	40,168
James B. Nish	1,322	1,677	2,999

(1)	Restricted shares generally vest over three years. Mr. Montague and Mr. Colombo hold 2,000 and 6,000 restricted shares, respectively, that will vest upon retirement from the Board.
(2)
Represents Restricted Stock Units ("RSUs") deferred in the MSPP that will be converted to cash and paid out upon retirement from the Board. Includes 3,406 and 588 unvested RSUs for the benefit of Ms. Corwin and Mr. Nish, respectively, which will be forfeited if their service as a member of the Company’s Board of Directors is terminated prior to age sixty (60).

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in this Definitive Proxy Statement (commonly referred to as the “Say-on-Pay” vote). The Say-on-Pay vote is advisory and therefore not binding on the Company or the Board of Directors. However, the outcome of the vote will provide information to the Company and the Board of Directors regarding stockholder sentiment about our compensation policies and procedures, which the Compensation Committee will carefully review and consider when making future decisions regarding the compensation of our executive officers. Stockholders are encouraged to read the section entitled “Compensation Discussion & Analysis”, which describes how our compensation policies and procedures implement our compensation philosophy.
We believe the Say-on-Pay vote represents an additional means by which we may obtain important feedback from our stockholders about compensation of our executive officers, which is established by the Compensation Committee and designed to link pay with performance while enabling the Company to attract and retain qualified talent on the executive management team.
As set forth in the Compensation Discussion & Analysis, the overall objective of our executive compensation program is to attract, retain, and engage the talent necessary to ensure Gibraltar's continued success and to ensure alignment of executive pay with stockholder interests and support Company goals and strategies. To meet this objective, the Compensation Committee has designed compensation programs that (i) provide competitive total pay opportunities relative to an appropriate peer group, (ii) drive high performance through the use of programs that support and reward desired business results, (iii) reinforce commitment to operational excellence, quality, safety, innovation, and to the environment, and (iv) manage compensation program costs and risks while providing for flexibility to vary costs in changing business environments. As a result, a significant portion of our executive officers' overall compensation is performance-based, in that it depends on the achievement of both short and long-term financial goals and strategic objectives. In 2015, incentive compensation represented 60% and 46% of the Chief Executive Officer’s and other named executive officers’ target compensation opportunity, respectively. We believe that this emphasis on both short and long-term financial performance aligns executives’ and stockholders’ interests. The Compensation Committee believes that the executive compensation program is strongly aligned with the long-term interests of our stockholders and is effective in implementing our compensation philosophy and in achieving our strategic goals.
The Say-on-Pay vote gives you, as a stockholder, the opportunity to provide feedback on our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders of Gibraltar Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Definitive Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table, and other related tables and disclosure.”

The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. As set forth in the Compensation Discussion & Analysis, the Compensation Committee is of the view that the executive compensation for 2015 was reasonable and appropriate, justified by the performance of the Company and the result of a carefully considered approach.
Although the Say-on-Pay vote is non-binding, the Board of Directors and Compensation Committee will carefully review the outcome of the vote. The Compensation Committee will consider the outcome of the Say-on-Pay vote, as well as other communication from stockholders relating to our compensation practices, in future determinations concerning our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS DEFINITIVE PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC IN PROPOSAL 2.

COMPENSATION DISCUSSION & ANALYSIS

This section (the “CD&A”) provides the Company’s stockholders with information about the compensation awarded to our named executive officers (“NEOs”) who are listed in the Summary Compensation Table and demonstrates how the compensation program encourages our NEOs to create stockholder value. The CD&A further illustrates the considerations the Compensation Committee has used and will continue to use in establishing the Company’s compensation philosophy, overseeing the policies that result from that philosophy, and making decisions with respect to those policies, including changes to the policies if warranted.

Executive Summary

Leadership Transition
During 2014 and 2015, the Board successfully conducted a succession planning process that significantly impacted our executive management team. In May 2014, the Company hired Frank G. Heard to serve as the Company’s President and Chief Operating Officer and promoted Mr. Heard to Chief Executive Officer (“CEO”) on January 1, 2015. In connection with the hire of Mr. Heard and his promotion to CEO, Brian J. Lipke announced his retirement from the CEO role effective December 31, 2014. Mr. Lipke served as the Executive Chairman of the Board until his retirement from the Board on June 1, 2015. To support these leadership changes, the Compensation Committee established the following compensation for Mr. Heard in 2015:

•	Established Mr. Heard’s annual salary at $680,000;

•	Set Mr. Heard’s targeted annual incentive compensation at an amount equal to 100% of his salary subject to the same performance goals as the rest of the executive management team;

•	Awarded Mr. Heard with an annual grant of time-based restricted stock units (“RSUs”) equal to 45% of his salary;

•	Awarded Mr. Heard with an annual grant of performance stock units equal to 75% of his salary subject to the same performance goal as the rest of the executive management team;

•	Provided the right for Mr. Heard to participate in the Company’s deferred compensation program, the Management Stock Purchase Plan;

•
Provided Mr. Heard with limited perquisites consisting of personal use of a company car, reimbursable medical benefits, and reimbursement for club membership dues along with the other benefits provided to employees of Gibraltar’s headquarters;

•
Awarded Mr. Heard with an equity grant that cliff vest after three years, consisting of 25,000 non-qualified stock options, 25,000 restricted stock units, and 50,000 performance stock units on December 31, 2015; and

•	Entered into an amended employment agreement with Mr. Heard.
The Compensation Committee set this level of compensation for Mr. Heard based upon the competence that he had demonstrated to fill this role and the Committee's confidence in his future potential success as our CEO. The Committee relied on market studies performed by the independent compensation consultant, Willis Towers Watson, to validate this assessment.
Mr. Lipke’s compensation package for 2015 included a salary of $850,000 for the period he served as Executive Chairman and the continuation of the perquisites he received in prior years as the CEO through the date of his retirement.

2015 Business Results
Gibraltar's Executive Pay Philosophy is designed to promote alignment of executive pay with stockholder interests and to support Company goals and strategies. Executive compensation programs are designed and managed to promote value creation, to advance overall business objectives, and to attract, retain, and engage the workforce necessary to ensure the Company's continued success. As such, our pay-for-performance compensation philosophy can best be understood in the context of the financial and strategic achievements the Company achieved in 2015 as outlined below.
The Company began several initiatives during 2015 to execute a new value creation strategy introduced under the leadership of Mr. Heard. Gibraltar's value creation strategy to drive transformational change includes a four-pillar approach which consists of a strong focus on operational excellence, portfolio management, product innovation, and acquisitions as a strategic accelerator for growth. During 2015, the Company made significant progress on a number of initiatives that contributed to the early success achieved in executing the value creation strategy. Included among these initiatives was implementation of an operational excellence program in the form of the 80/20 simplification process. Additionally, we consummated a key acquisition of a business unit in a new, high-growth market for Gibraltar which resulted in the creation of our Renewable Energy and Conservation Segment. As a result of these efforts, the Company generated significantly more earnings, made more efficient use of capital, and delivered higher stockholder returns in 2015 compared to the prior year. The Company’s financial results exceeded targets set for performance goals under the Company’s performance-based compensation programs due to the success realized from strategic initiatives during 2015.
The charts below compare our financial results from 2015 to 2014 and 2013 under the financial metrics that are used in determining payouts under (i) our Management Incentive Compensation Plan (“MICP”) and (ii) number of Performance Stock Units (“PSUs”) earned under our annual grant of performance-based equity compensation. Note that these financial measures differ from GAAP measures reported as a result of one-time charges. We add back these one-time charges, in accordance with the terms of our performance-based compensation, to provide a measurement of earnings from our ongoing operations and serve as a basis to assess the Company in future periods. These adjusted financial measures are reconciled to our GAAP financial measures within the CD&A.

The charts above reflect a link between incentive compensation and performance for 2015, as our NEOs all earned an annual incentive equal to 150% of target under our MICP and earned PSUs equal to 200% of target based on the return on invested capital, or ROIC, performance goal. These performance goals were established with targets that were designed to provide opportunities for high performing executives to achieve above market rewards based upon outstanding business results.

Additionally, the strong performance of the Company led to a substantial increase to Gibraltar's stock price from $16.26 as of December 31, 2014 to $25.44 as of December 31, 2015. We generated a total stockholder return of 56% for 2015 compared to -8% for the S&P SmallCap 600 Industrials Index. Compared to the peer group described below, our total stockholder return ranked in the 88th percentile. Our total stockholder return for 2015 further validates the early success Gibraltar had implementing our four-pillar approach to create stockholder value.

Equity Grant to CEO & CFO
To provide the senior executive team with a long-term, performance-based incentive to enhance value for our stockholders, the Compensation Committee awarded Mr. Heard, CEO, and Mr. Smith, CFO, grants of equity awards on December 31, 2015, consisting of non-qualified stock options, restricted stock units ("RSUs"), and performance stock units ("TSR PSUs"). All of these awards cliff-vest after three years on December 31, 2018 and will be settled in shares of Gibraltar stock. The TSR PSUs will be earned based upon the Company's relative total stockholder return ("TSR") generated over a performance period beginning January 1, 2016 and ending December 31, 2018 compared to the TSR of companies within the S&P SmallCap 600 Industrial Sector Index. Please refer to the section entitled "Elements of Our Compensation Program" below for a summary of the fair value of the compensation provided under this equity grant.
The equity grant was made to recognize the future potential of these executives as leaders in our Company and to more closely align their interests to the interests of our stockholders. As 70% of the fair value of the award is directly tied to total shareholder return, the Compensation Committee used this award to ensure that these executives are significantly and immediately impacted by share price results. The substantial performance-based component of the TSR PSUs and stock options is designed to motivate the CEO and CFO to further execute under Gibraltar's four-pillar strategic plan over the three-year vesting period and ultimately create value for our stockholders.
The Compensation Committee also considered the total direct compensation of the CEO and CFO compared to the peer group when it awarded this equity grant. The total direct compensation for both Mr. Heard and Mr. Smith are less than the median compensation for our peer group. These awards were intended to reduce the gap between the median compensation provided to executives within our peer group and the compensation awarded to our CEO and CFO under our base compensation programs.
Although all the compensation related to these awards is captured within the Summary Compensation Table in 2015 only, the Compensation Committee considers these awards as compensation related to the vesting period, which spans the next three years.

Executive Compensation Highlights
Gibraltar is committed to a strong pay-for-performance philosophy that we believe meets or exceeds industry norms. Some of the best practices we employ to achieve this objective include:

What We Do	What We Don’t Do
• Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	• Have single-trigger change-in-control agreements
• Set performance goals for stock-based incentives on ROIC based on stockholder recommendations	• Provide change-in-control cash benefits greater than 275% of cash compensation
• Limit the maximum payout that can be received in our annual cash incentive plan to 150% of target	• Maintain a supplemental executive retirement plan
• Reward our executives with performance-based compensation awards linked to relative total stockholder return	• Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
• Require our directors and executive officers to satisfy stock ownership guidelines
• Maintain a Clawback Provision that applies to all employees

Conclusion
The Compensation Committee believes the highlights above reflect the Company’s pay-for-performance philosophy and commitment to compensation programs that encourage the creation of sustainable, long-term stockholder value and alignment of the interests of senior management with those of our stockholders. The Company’s performance in 2015 exceeded plan and guidance which led to the higher than targeted compensation earned under our incentive compensation plans. We believe the Company's operating performance and the resultant higher compensation to our executive management demonstrates the effectiveness of the Company’s pay-for-performance philosophy. The highlights above, as well as the information contained in this CD&A, further reflect the Compensation Committee’s aim to design a compensation program that is consistent with best practices and industry standards. As a result of the Company's operating performance and exceptional total stockholder return for the year, the Compensation Committee recommends you vote FOR the advisory approval of executive compensation (commonly referred to as the “Say-on-Pay” vote) in Proposal 2.

Compensation Philosophy and Pay-for-Performance
The Compensation Committee's executive pay philosophy supports Gibraltar's position as a leading manufacturer and distributor of residential, industrial, infrastructure, and renewable energy products. The executive pay philosophy is designed, and will be restructured as necessary, to ensure alignment of executive pay with stockholder interests and to support Company goals and strategies.
Executive compensation programs are designed and managed to promote value creation, to advance overall business objectives, and to attract, retain, and engage the talent necessary to ensure Gibraltar's continued success. The Compensation Committee focuses the design and delivery of the Company's compensation programs to achieve the following:

•	Provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;

•
Drive high performance by our executive officers through the use of programs that support and reward desired business results. These programs will provide opportunities for high performing executive officers to achieve above market rewards;

•	Reinforce our commitment to operational excellence, quality, safety, innovation, and to the environment; and

•	Manage current and future programs and risks and provide the flexibility to vary costs through periods of change in our business.
Executive officers and senior management’s interests are more directly aligned with the interests of our stockholders when compensation programs are significantly impacted by the value of our common stock, encourage ownership of our common stock, and reward both short and long-term financial performance. The significant elements of our compensation program for executive officers include base salary, the annual Management Incentive Compensation Plan (“MICP”), equity-based incentive compensation under the Long-term Incentive Plan ("LTIP"), other perquisites, and a non-qualified, equity-based deferred compensation plan (“MSPP”). The Compensation Committee believes our LTIP, which includes performance-based and time-based equity awards, meets the objectives noted above. Another element of our compensation program, the MICP provides an annual incentive program to our executives which varies based upon the achievement of financial and strategic goals. The Compensation Committee believes the other elements of our compensation program are competitive with the market and allow us to attract, retain, and engage a highly qualified senior management team. As a result, the compensation programs include a substantial portion of performance-based compensation, including the MICP and performance-based equity awards issued under the LTIP.
Consistent with our executive pay philosophy, our CEO's target compensation is designed to be heavily weighted toward performance-based compensation. As depicted in the chart below, 64% of our CEO’s target compensation is provided in the form of performance-based compensation. The target compensation of our other NEOs is also weighted toward performance-based compensation. On average, 47% of their compensation is performance based with another 17% tied to time-vested stock awards. The long-term value of time-vested stock awards will fluctuate with our stock price, thus aligning our executive officers’ interests with our stockholders’ interests.

The following charts highlight the targeted compensation mix for our CEO and the average mix for the other NEOs:
Performance-based compensation includes annual incentive compensation and performance-based equity awards. A significant portion of the executive officers’ compensation is at-risk based on the value of the Company’s common stock and financial performance. The above charts include targeted compensation generated from the Company match, which is provided for salary and MICP deferrals into our non-qualified deferred compensation plan, the MSPP, an important part of our compensation program. Compensation deferred into the MSPP is converted to restricted stock units and the aggregate amount deferred is also at-risk since the amounts paid are based on the value of the Company’s common stock. The structure of the MSPP furthers our goal of aligning the interest of our executive officers with the interests of our stockholders as it encourages the deferral of their current compensation for a future payment based on the Company's stock price.
The components of compensation that are performance-based link executive compensation to performance. Our annual MICP has the following performance related criteria: (i) adjusted operating margin, (ii) adjusted earnings per share, and (iii) days of working capital. The Compensation Committee believes the structure of the MICP incentivized management to simplify and improve the Company's operations to generate more earnings, make efficient use of our capital, and generate a higher rate of return. The performance goals and weighting of each performance goal change from year to year based on the Compensation Committee and management’s determination of the most significant objectives included in the strategic plan. During 2015, adjusted operating margin and adjusted earnings per share were added to the MICP and replaced net sales growth and net income margin. This change was made to emphasize the importance of generating more earnings than the prior year to support our strategic goal of creating wealth for our stockholders. The most significantly weighted performance goal was adjusted earnings per share as the Compensation Committee wanted the executive management team to be incentivized to improve earnings.
A significant portion of our executive officer’s Long-Term Incentive Plan includes performance-based compensation composed of performance stock unit awards (“PSUs”). For 2015, PSUs were awarded to our executive officers and earned during the annual performance period based on our return on invested capital (“ROIC” as defined in the awards) compared to targeted ROIC.
As noted above under the “2015 Business Results”, our NEOs earned 150% of their target compensation under the annual MICP and 200% of the targeted PSU awards granted to them in January 2015. These percentages of target were calculated based upon the financial results generated by the Company during 2015. A more detailed calculation of the amounts earned under these components of performance-based compensation can be found below in the section entitled “Elements of Our Compensation Program”.
The other significant components of compensation for our executive officers are not at-risk and consist of a competitive base salary and long-term incentive compensation consisting of time-based restricted stock units (“RSUs”). The RSUs convert to shares over a vesting period generally consisting of four years. The Compensation Committee believes the RSU awards align the executive officers’ goals with the interests of our stockholders as the officers are incentivized to adopt a long-term approach to wealth creation and increase the stock price through ownership of RSUs and shares of the Company’s common stock. Time-based equity awards provide a good balance between retention and performance by encouraging executive officers to remain employed with the Company through the vesting date and encouraging the creation of sustainable, long-term stockholder value.

Distinguishing Awarded Compensation from Realized Compensation
It is important to distinguish the compensation awarded to our executive officers in 2015 as required to be reported under applicable SEC rules from the compensation that was actually earned by our executive officers. Compensation reported within the Summary Compensation Table uses different measurements of the compensation reported depending on the type of compensation. The PSU compensation reported for each executive officer is disclosed at targeted award value, or grant-date fair value, while the compensation from the MICP reported in the table reflects the actual amount earned and paid to the executive officers, or realized value. If both portions of performance-based compensation were measured at their realized value, it would show the impact of actual performance on each executive officer’s compensation.
The following table provides the impact that performance-based and deferred compensation had on total compensation realized by our executive officers in 2015:

Name	Fixed Compensation			Performance Based Compensation
	Salary (1)	RSU Awards (2)	All Other (1)	MICP		PSUs and Stock Options		Deferred Compensation		Total Compensation
				Target (3)	Realized (1)	Target (1)	Realized (4)	Target (5)	Realized (5)	Target	Realized	% of Target
Frank G. Heard	$699,077	$942,001	$78,442	$680,000	$1,020,000	$1,986,251	$3,126,009	$597,385	$157,710	$4,983,156	$6,023,239	121%
Kenneth W. Smith	$399,500	$570,999	$74,168	$231,000	$346,500	$1,123,119	$1,983,510	$223,188	$121,994	$2,621,974	$3,496,671	133%
Paul M. Murray	$248,708	$123,804	$70,956	$84,000	$126,000	$239,995	$776,340	$94,089	$55,912	$861,552	$1,401,720	163%
Timothy F. Murphy	$212,331	$76,321	$44,491	$51,250	$76,875	$123,006	$397,902	$64,979	$14,971	$572,378	$822,891	144%

(1)
Amounts correspond to those set forth in the Summary Compensation Table. Salaries exceed the amounts disclosed in the CD&A as a result of the timing of payrolls in 2015 that resulted in 27 bi-weekly paychecks as opposed to 26.

(2)
RSU awards include $306,001, $173,249, $60,004, and $20,496 of compensation for Messrs. Heard, Smith, Murray, and Murphy, respectively, related to the grant date fair value of RSUs issued under the annual LTIP program; $79,750, $63,800, and $55,825 of compensation for Messrs. Smith, Murray, and Murphy, respectively, related to the grant date fair value of retirement RSUs; and $636,000 and $318,000 of compensation for Messrs. Heard and Smith, respectively, related to the grant date fair value of RSUs issued under the equity grant in December 2015. These amounts equal the value of restricted stock units from the Summary Compensation Table.

(3)	Equal to the target annual incentive compensation calculated for each NEO based upon a percentage of their salaries.

(4)
Equal to the actual number of PSU shares earned based on performance of the Company times the 90-day average stock price as of December 31, 2015 which equaled $1,649,759, $1,245,385, $776,340, and $397,902 for Messrs. Heard, Smith, Murray, and Murphy, respectively. Also for Messrs. Heard and Smith these amounts include the grant date fair value of $1,284,500 and $642,250, respectively, for the December 31, 2015 grant of TSR PSUs that vest at the end of a three-year performance period and $191,750 and $95,875 of compensation for Messrs. Heard and Smith, respectively, related to the grant date fair value of non-qualified stock options issued under the equity grant in December 2015.

(5)
The deferred compensation target equals the company-match shares that would be credited to their MSPP accounts if each NEO deferred all eligible amounts under the MSPP and the MICP was at target. The realized amount equals the value of the company-match shares added to each NEO’s MSPP account during 2015.

As shown above, the realized compensation earned by the Named Executive Officers approximated 121% to 163% of targeted compensation. Realized compensation exceeded target compensation as a result of the Company’s performance in relation to the performance goals set for the MICP and PSU awards and the exceptional total stockholder return for the year. The Compensation Committee believes realized compensation is an important metric to understand when evaluating the effectiveness of the Company’s compensation programs.
Note that the chart above includes $2,112,250 and $1,056,125 of equity compensation at the grant date fair value for Messrs. Heard and Smith, respectively. These amounts are included at the same amounts for target and realized compensation as the awards were made on December 31, 2015. However, the awards will be earned over a three-year cliff vesting period and the amount of compensation that will ultimately be realized under these awards will be vary based on the performance of the Company's stock price. As noted above, 70% of the fair value of this award is directly tied to total stockholder return, in the form of TSR PSUs and stock options.

Say-on-Pay Vote Results
At the 2015 Annual Meeting of Stockholders, Gibraltar received 99.5% support from its stockholders on the Say-on-Pay vote. The Compensation Committee considered the 2015 Say-on-Pay vote and concluded that the vast majority of stockholders approved of the Company’s compensation programs. The Company routinely meets with its stockholders to discuss the Company’s performance and strategic plan. During this process, the executive team often solicits feedback from stockholders on corporate governance and compensation matters.
A summary of the feedback we received from our investors and others, and the actions we have taken are highlighted below:

Stockholder feedback	Actions taken by the Company
Adopt annual elections for directors of the Board	• Adopted a de-classified board structure at the 2015 Annual Meeting
Separate the Chairman and CEO roles	• As a part of the Company’s succession planning process, the CEO and Chairman of the Board roles were separated January 1, 2015
Impose a limit on short-term incentive program payout	• Limited the payout under our Management Incentive Compensation Plan to 150% of target

Design of the Compensation Program
The Compensation Committee engages independent compensation advisor, Willis Towers Watson, a nationally recognized compensation consultant, to provide survey information and assistance in the development of a compensation program for our executive officers which has a strong emphasis on performance and long-term incentives and which is competitive within our industry in terms of (1) base salaries, (2) annual incentives, and (3) long-term incentives. These three components are the key elements of the compensation program offered to our executive management team.
The Company’s compensation program is reviewed annually to ensure the goals of the program are met and is amended from time to time to incorporate changes consistent with current industry best practices. The compensation program compensates our executive officers through a mix of base salary, annual incentive payments, and long-term equity-based incentives.

Peer Company Analysis
When the Compensation Committee established our executive officers’ 2015 compensation, we took into consideration the compensation of executives in a peer group of companies used for comparative data, consisting of:

• Actuant Corporation	• Builders FirstSource	• NCI Building Systems
• Albany International Corp.	• Eagle Materials	• Patrick Industries, Inc.
• American Woodmark	• Griffon Corporation	• Quanex Building Products
• A.O. Smith Corporation	• Headwaters Incorporated	• Simpson Manufacturing
• Apogee Enterprises	• L.B. Foster Company	• Trex Company
The Company made a minor change to its peer group in 2015 to remove one company from the peer group and establish a group of 15 peer companies. The Compensation Committee believes the chosen peer group aligns with best practices, provides a sufficient sample size from which we draw conclusions, and reflects a representative market for executive talent that our business faces. The peer companies were selected based on their comparable size, as measured by net sales and market capitalization, and industry. Companies within the selected peer group are all building products or industrial businesses that have revenues, market capitalization, or assets equal to 50%-250% of Gibraltar’s.

As of December 31, 2015, the median full year revenues, market capitalization, and assets of the peer group (using the most recent annual information available) compared to Gibraltar is set forth in the table below (in millions):

Assets ($)		Market Capitalization ($)		Revenues ($)
Peer Company	As of 12/31/15	Peer Company	As of 12/31/15	Peer Company	As of 12/31/15
Builders FirstSource	$2,882	A.O. Smith	$5,721	Builders FirstSource	$3,564
A.O. Smith	$2,647	Eagle Materials	$2,980	A.O. Smith	$2,537
Eagle Materials	$1,883	Simpson	$1,649	Griffon Corporation	$2,016
Griffon Corporation	$1,731	Actuant Corporation	$1,411	NCI Building Systems	$1,564
Actuant Corporation	$1,637	American Woodmark	$1,302	Actuant Corporation	$1,249
NCI Building Systems	$1,080	Apogee Enterprises	$1,257	Eagle Materials	$1,066
Albany International	$1,010	Headwaters	$1,249	Apogee Enterprises	$934
Headwaters	$979	Builders FirstSource	$1,211	Patrick Industries, Inc.	$920
Simpson	$961	Trex Company	$1,174	Headwaters	$895
Apogee Enterprises	$612	Albany International	$1,052	American Woodmark	$825
Quanex	$572	NCI Building Systems	$918	Simpson	$794
L.B. Foster Company	$567	Griffon Corporation	$805	Albany International	$710
American Woodmark	$398	Quanex	$713	Quanex	$646
Patrick Industries, Inc.	$386	Patrick Industries, Inc.	$676	L.B. Foster Company	$625
Trex Company	$212	L.B. Foster Company	$141	Trex Company	$441

Median	$979	Median	$1,211	Median	$920
Gibraltar Industries	$890	Gibraltar Industries	$796	Gibraltar Industries	$1,041

Compensation Committee Approval Process
Management recommendations for salary increases, for all executive officers other than the CEO, are made annually and are based on the CEO’s evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility, the Company’s financial position, and degree to which their efforts have contributed to the implementation of the Company’s strategies and goals. This information is then used by the Compensation Committee to review and establish the base salaries of executive officers. The CEO’s salary increase is determined by the Compensation Committee based upon the same criteria.
Final authority for the establishment of annual base salaries of our executive officers resides with the Compensation Committee. Once base salaries are established, the formula-driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive based upon the degree to which the Company’s annual goals have been achieved.
Based on the peer group analysis described above, targeted annual incentive compensation and long-term equity-based incentive compensation components of each executive officer’s total compensation were set at percentages of each executive officer’s base salary. Structuring our compensation to provide that a substantial portion of each executive officer’s total compensation is based on (i) an annual incentive program and (ii) an equity-based long-term incentive program rewards our executive officers for achieving clearly defined annual financial goals and for implementation of policies and practices which generate long-term appreciation in the value of the Company’s common stock. Additionally, the formulaic link between the amount of an executive officer’s base salary and the annual and long-term equity incentive compensation reduces the need for the Compensation Committee to exercise discretion in the determination of the amount of an executive officer’s incentive compensation. This provides the executive officers and stockholders a degree of certainty as to the level of incentive compensation which executive officers will be entitled to receive upon attainment of a specified level of performance.

The following table summarizes the targeted compensation for annual cash incentive compensation and equity incentive awards (including RSUs and PSUs) established by the Compensation Committee:

	Percentage of Salary
Position	Annual Incentive Compensation (MICP)	Long-term Equity Compensation (LTIP)
Chief Executive Officer	100%	120%
Chief Financial Officer	60%	145%
Senior Vice President	35%	125%
Vice President	25%	70%

The Compensation Committee set the targeted annual incentive compensation and long-term equity compensation levels as a percentage of salary after consulting with Willis Towers Watson. The compensation levels were considered reasonable in comparison to the peer companies described above and tailored to the Company’s leadership structure, level of responsibility, and emphasis on pay-for-performance while also emphasizing stock ownership which we believe aligns management’s interests with the interests of our stockholders.
The Compensation Committee, in consultation with senior management, developed a long-term equity-based incentive program which provides executive officers the ability to earn long-term equity-based incentive compensation which was based, in part, on the passage of time and, in part, on the achievement of performance objectives. This plan was responsive to the desires of both the Compensation Committee and management to develop a long-term equity-based incentive program which would be more closely aligned with the interests of the Company’s stockholders than an equity-based incentive program that provided for payment solely on the expiration of time.
The Compensation Committee believes that the long-term equity-based incentive compensation structure described above promotes the interests of the Company’s stockholders by providing an incentive to executive officers to continue their employment with the Company as well as an incentive to create stockholder value. Furthermore, executive officers are provided an incentive to improve the value of the Company’s common stock over the long term because final payment of this long-term equity-based incentive compensation program is based on the price of the Company’s stock at the time of payment.

Consideration of Risk
We believe the design of our executive compensation program provides an appropriate balance of incentives for executives and avoids inappropriate risks. Our compensation program is balanced and focused on the long term so that our executive officers are incentivized to deliver superior performance over sustained periods. In addition, our compensation plans are designed to allow for deferral of compensation and have elements that are only realizable upon retirement, providing strong incentives to implement policies that promote long-term value creation while avoiding excessive risk-taking in the short term. Performance goals, which include specific, risk-focused measures that are aligned with our overall risk framework, reflect a balanced mix of financial measures designed to avoid placing excessive weight on a single measure. Compensation is also balanced among current cash payments, deferred cash, and equity awards. With limited exceptions, the Compensation Committee retains discretion to adjust compensation for quality of performance and adherence to Company values. Additionally, we have policies in place that require our executive officers to own certain levels of Company stock, prohibit hedging and pledging activities, and include a Clawback Provision for all performance-based compensation.

Elements of Our Compensation Program
Our compensation program for executive officers and senior management contains the following elements:

•	Base Salary

•	Annual Management Incentive Compensation Plan (MICP)

•	Equity-based Incentive Compensation (Omnibus Plan)

•	Long-term Incentive Compensation Plan (LTIP)

•	Restricted Stock Units

•	Performance Stock Units

•	Non-qualified Deferred Compensation Plan (MSPP)

•	Retirement Plans

•	Equity Grant to CEO & CFO

•	Change in Control Benefits

•	Perquisites and Other Benefits

•	Generally Available Benefit Programs

Base Salaries.  As noted above, the Company provides executive officers with a base salary established by the Compensation Committee, which reflects the level of responsibility held by our executive officers, rewards them for the day to day performance of their duties, and is competitive within our industry. Our competitive analysis includes a review of the base salaries and total compensation paid by our peer group companies to their executive officers.
The Compensation Committee established the base salary of our newly-promoted President and Chief Executive Officer at $680,000, in consultation with Willis Towers Watson, and based upon an analysis of the base salaries of similarly positioned executives in our peer group. This analysis also provided a baseline for other components of compensation for the President and Chief Executive Officer, including stock-based compensation and annual incentive compensation targets.
We establish the base salaries of our other executive officers using the same process of analyzing the level of their responsibility and contribution to the Company’s overall objectives and taking into consideration the range of base salaries paid to these officers by our peer group companies.

Annual Management Incentive Compensation Plan. Our annual Management Incentive Compensation Plan (“MICP”) provides alignment between executive management’s cash compensation and stockholder interests by rewarding management for achievement of performance targets that the Compensation Committee believes will enhance stockholder value.
MICP targets in 2015 included adjusted operating margin ("OM"), adjusted earnings per share ("EPS"), and days of working capital ("DWC"). The targets for 100% achievement of MICP awards were 5.5% for OM, $0.65 of EPS, and 62 DWC. The targets for 80% achievement of MICP awards were 5.0% for OM, $0.55 of EPS, and 63 DWC. The MICP payout is adjusted for performance above or below targeted levels. The MICP for 2015 included minimum thresholds of 4.8% of OM, $0.55 of EPS, and 66 days of working capital, which were set to equal or exceed prior year results.
Targeted annual incentive compensation under the MICP as a percentage of executive officer base salaries along with the potential payouts at threshold, target, and maximum levels are as follows:

Officer	Targeted Annual Incentive Compensation as a Percentage of Base Salary	Potential Payout At
		Threshold	Target	Maximum
Frank G. Heard	100%	$363,800	$680,000	$1,020,000
Kenneth W. Smith	60%	$123,585	$231,000	$346,500
Paul M. Murray	35%	$44,940	$84,000	$126,000
Timothy F. Murphy	25%	$27,419	$51,250	$76,875
These targets and thresholds are reviewed on an annual basis to better align incentive compensation to the Company’s goals. The targets and thresholds for OM and EPS were developed based on the Company’s historical performance and expectations for the year, which showed that these levels of profitability would provide a strong return for our stockholders. The target and threshold developed for DWC were based on management’s goal to maintain working capital levels and maximize cash flows from operations in an effort to efficiently use our capital.
The Compensation Committee believes incentivizing management to deliver improved earnings with a focus on the efficient use of capital will provide stockholders with value as higher profits and low working capital requirements lead to increased cash flow used to fund growth initiatives, including acquisitions. The OM target is based upon a percentage of net sales to incentivize management to maximize profitability at any level of sales volume. The Compensation Committee also believes it is important for management to be incentivized to optimize working capital requirements which will maximize cash flow from operations, and in turn fund the growth of the Company. The combination of the three targets, OM, EPS, and DWC, incentivize management to maximize the return on investment for our stockholders. In light of these beliefs, the Compensation Committee concluded that the metrics used in determination of the MICP payout are effectively connected to the creation of stockholder value.
During 2015, fifty percent (50%) of the MICP was based upon EPS, twenty-five percent (25%) was based upon OM, and twenty-five percent (25%) was based upon DWC. The performance goals and weightings are reviewed by the Compensation Committee with management on an annual basis and adjusted if deemed appropriate by the Compensation Committee. The Compensation Committee and senior management agreed that the executive officers should be most focused on improving the Company’s profitability in 2015 and changed the performance goals to be mainly focused on profitability, and removed the performance goal based on sales growth. The Compensation Committee reviews and alters the weightings and the targets to ensure the management team focuses on the key metrics during different periods.

Maximum achievement under the MICP was limited to one hundred and fifty percent (150%) in 2015. Adjustments are made to the performance levels achieved by the Company with respect to the applicable performance criteria to eliminate the effect of restructuring and impairment charges, acquisition-related costs, and other non-routine transactions. As noted above, we believe adjusted earnings represent our core, on-going operations and we assess our performance on adjusted financial measures. Due to the Company’s operating performance in 2015, MICP payments were 150% of the target level as calculated below (dollar amounts in thousands):

	OM	EPS	DWC	Total
Income from operations as reported	$48,085

Net income from continuing operations as reported		$23,476

Restructuring costs, pre-tax and after tax	12,827	7,969
Acquisition related costs, pre-tax and after tax	6,094	3,792
Intangible asset impairment, pre-tax and after tax	4,863	3,429
Gain on sale of facility, pre-tax and after tax	(6,799)	(4,273)
Adjusted operating income	$65,070

Adjusted net income		$34,393
Weighted average shares outstanding - diluted		31,545

Net sales as reported	$1,040,873

Average net working capital (1)			$164,247
Average daily sales			$2,891

Actual results	6.3%	$1.09	57
MICP targets	5.5%	$0.65	62
Maximum payout target	6.0%	$0.70	59
Payout factor (2)	150.0%	150.0%	150.0%
Weighting	25.0%	50.0%	25.0%
MICP payout percentage	37.5%	75.0%	37.5%	150.0%

(1)	Average net working capital was based on the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2014 and December 31, 2015.
(2)
Since the actual results outperformed the maximum payout target for all three performance goals, the payout factor was determined to be 150% for all performance goals. The MICP limits the payout factor calculated under each performance goal to 150%.

Note that we reference several adjusted financial measures to explain our 2015 results. Adjusted financial data excluded one-time charges consisting of intangible asset impairments, restructuring activities, and acquisition-related costs. We believe that the presentation of adjusted financial measures provides meaningful supplemental data to stockholders, as well as management, that are indicative of the Company’s core operations and facilitates comparison across reporting periods as well as to peer companies.
The Compensation Committee uses adjusted financial information to determine the incentive compensation paid to NEOs under our performance-based compensation plans. The Committee believes the impairment charges are valuation items that were generated from unfavorable economic conditions outside the control of management. The Committee wants to keep management motivated to make hard decisions to drive long-term value creation, such as entering into restructuring plans and making acquisitions and divestitures despite the short-term costs associated with these activities. These items normally are not subject to the budgeting process and cannot necessarily be anticipated. The Committee seeks to motivate management to improve operating results without penalizing management for one-time charges or giving them credit for one-time income activities, such as a gain on the sale of assets. Therefore, the Compensation Committee believes adding back one-time charges consisting of intangible asset impairments, restructuring activities, acquisition-related costs, charges from financing transactions, and tax valuation allowance adjustments will keep management motivated to generate stockholder value and improve operating results. The Committee also reviewed the compensation plans of our peer group and noted that nearly half of the companies in our peer group use adjusted financial measures to determine their compensation under incentive plans. The one-time charges added back by our peer companies to determine adjusted financial data were similar in nature to those used by Gibraltar.

Long-term Equity Incentive Plan.  We maintain an equity incentive compensation plan known as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “Omnibus Plan”). Our Omnibus Plan is an integral component of our overall compensation structure and provides the Company a vehicle through which we make awards of equity-based compensation to our executive officers and other senior management employees. The Compensation Committee has provided for grants of equity-based awards to our executive officers each year under the Long-term Incentive Plan (“LTIP”). Long-term equity-based awards have a value, at the time the award is made, equal to a percentage of the executive officer’s base salary. Equity awards consist of time-vested grants of restricted stock units (“RSUs”) and performance-based grants of performance stock units (“PSUs”). Targeted annual incentive compensation under RSU and PSU awards as a percentage of executive officer base salaries are as follows:

Position	Annual RSU Grants as a Percentage of Base Salary	Annual PSU Grants as a Percentage of Base Salary
Chief Executive Officer	45%	75%
Chief Financial Officer	45%	100%
Senior Vice President	25%	100%
Vice President	10%	60%

Restricted Stock Units
Under the terms of the 2015 RSU awards, vesting occurs at a rate of 25% per year. The vesting conditions which apply to restricted stock units granted to the executive officers under the Company’s long-term incentive plan are designed to reward executives for continuing their employment with the Company and for implementing policies and practices which increase the value of the Company’s common stock over a significant period of time.

Performance Stock Units
The number of PSUs earned were determined during the 2015 performance period based upon the Company’s return on invested capital (“ROIC”, as defined in the award) compared to the targeted ROIC. The Compensation Committee has selected ROIC as the performance goal used in determining payouts under PSU awards since 2013 based on stockholder feedback and management’s recommendation. ROIC is an important metric to be considered when making investment decisions and a focus on ROIC will incentivize management to make careful considerations when allocating capital for equipment, acquisitions, and other investments. Although the PSU awards use only one performance goal to determine the number of units earned under the grants, the Compensation Committee believes ROIC is a comprehensive measurement of performance that measures profitability, cash flow generation, and asset management. Given that ROIC is a comprehensive performance metric, we believe this measure captures the effectiveness of our executive management team.
Targeted ROIC was based upon the budget presented to the Board of Directors by the executive management team. The Compensation Committee approved the 2015 target of 6.0% based on the budgeted financial information presented. The threshold to earn any PSUs under the award was set at 4.0%, higher than the 3.9% ROIC generated in 2014. The maximum number of shares earned is limited to 200%, which a ROIC of 8.0% or higher would have provided.

In 2015, the executive officers earned 200% of the targeted PSUs awarded as calculated below:

2015 ROIC
Net income from continuing operations as reported	$23,476
Restructuring costs, pre-tax and after tax	7,969
Acquisition related costs, pre-tax and after tax	3,792
Intangible asset impairment, pre-tax and after tax	3,429
Gain on sale of facility, pre-tax and after tax	(4,273)
Adjusted net income	$34,393
Tax effected interest expense	9,493
Adjusted net income before interest	$43,886
Average adjusted invested capital (1)	$541,176
Return on invested capital	8.1%

PSU minimum threshold	4.0%
PSU target	6.0%
PSU maximum limit	8.0%
Payout factor (2)	200.0%

(1)	Average adjusted invested capital was based on the 13-month average of total stockholders’ equity adjusted for one-time charges plus net debt for the period ended December 31.

(2)	Since the actual ROIC outperformed the maximum payout limit, the payout factor was determined to be 200%. The PSU awards limit the payout factor to 200%.
While the number of PSUs earned is determined based on performance during the first year of the award, the ultimate value of the award is determined three years from the date of grant when the then current stock price is applied to the number of units earned. The earned PSUs are converted to cash based on the trailing 90-day closing price of the Company’s common stock as of the last day of the three-year vesting period.

The targeted number of PSU awards granted to each executive officer is based upon a percentage of each recipient’s base salary similar to our other elements of executive compensation. The following table calculates the number of PSU awards issued, earned, and the maximum number of PSU awards that could have been earned during 2015:

	Frank G. Heard	Kenneth W. Smith	Paul M. Murray	Timothy F. Murphy
Salary as of grant date	$680,000	$385,000	$240,000	$205,000
PSU grant as a percentage of salary	75%	100%	100%	60%
Target compensation from PSU awards	$510,000	$385,000	$240,000	$123,000
Trailing 90-day average stock price	$14.82	$14.82	$14.82	$14.82
PSUs awarded during 2015	34,413	25,978	16,194	8,300
Percentage of PSUs earned (per above)	200.0%	200.0%	200.0%	200.0%
PSUs earned during 2015	68,826	51,956	32,388	16,600

Potential PSUs at Maximum	68,826	51,956	32,388	16,600

The Compensation Committee believes this compensation program more closely aligns executive officer compensation with the interests of the Company's stockholders by emphasizing ROIC and promotes retention of the Company's executive management team due to the three-year vesting period.

Non-Qualified Deferred Compensation.  One of the features of our Omnibus Plan (as described above) is the Management Stock Purchase Plan (“MSPP”), a non-qualified deferred compensation arrangement. The MSPP provides our executive officers the right to defer the receipt of their annual incentive compensation payment earned under the MICP and up to 25% of their base salary.

If, and to the extent that an executive officer defers any portion of his MICP payment or base salary, an account is established for his benefit under the MSPP and credited with RSUs equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of the MICP payment or base salary which was deferred. The price used to determine the number of RSUs credited to an executive officer’s account is the 200-day closing average price per share of the Company’s stock determined one day prior to the date in which the compensation was earned and deferred. The Company’s use of a 200-day closing average price for valuing RSUs is intended to eliminate the effect of short-term market fluctuations on the number of RSUs awarded under our MSPP.
In addition to RSUs which are credited to the accounts of executive officers who elect to defer a portion of their MICP payment or base salary, the Company credits an additional number of RSUs (“Matching RSUs”) to the account of the executive officer. These Matching RSUs are forfeited if the executive officer’s employment is terminated, for any reason other than a change in control transaction, before the executive officer reaches age sixty (60).
RSUs credited to the account of an executive officer to reflect amounts deferred under the MSPP are paid to the participant upon a termination of employment. In addition, if the executive officer’s employment is terminated after age sixty (60), the participant will be entitled to receive payment for Matching RSUs.
The following table summarizes the amount each NEO deferred into the MSPP during 2015, the number of RSUs credited to their MSPP accounts, and the matching RSUs credited to their MSPP accounts:

	2015 Deferred	RSUs Credited to MSPP for
Officer	Compensation	Officer Deferrals	Company Match
Frank G. Heard	$267,383	15,457	9,296
Kenneth W. Smith	$195,950	11,658	7,396
Paul M. Murray	$95,161	5,507	3,296
Timothy F. Murphy	$19,962	1,302	977

The amount to be paid to a participant upon termination of his employment is equal to the number of RSUs credited to his account (including Matching RSUs, if applicable) multiplied by the 200-day rolling average price per share of the Company’s stock, determined as of the day immediately preceding the participant’s termination.
Payment of the amount determined above is made to the participant based on an election made prior to the deferral in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the participant’s account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus two percent (2%).
We believe the MSPP furthers our compensation objectives of aligning the interests of our executive officers with stockholder interests by providing the executive officers an opportunity to increase post-termination compensation as a result of increases in the value of the Company’s common stock over their careers.

Retirement Plans.  All of our executive officers are entitled to participate in our Gibraltar 401(k) Plan. In addition, our Executive Chairman through June 1, 2015 participated in a Salary Continuation Plan that has been frozen to new participants since 1996. The Plan provides for a $100,000 annual payment for ten years after Mr. Lipke’s retirement from the Company. He is also entitled to lifetime benefits for medical insurance under his employment agreement with the Company.
During 2011, the Compensation Committee, after consultation with Towers Watson, approved a management recommendation to provide retirement stock units to the other executive officers and key employees of the Company, approximating 15 members of the management team. Another grant of retirement RSUs was made to key employees in 2014 and 2015 to further align their retirement benefits with the marketplace. As a result, the following awards of retirement RSUs were made to the following named executive officers:

Officer	2011 Grant	2014 Grant	2015 Grant
Kenneth W. Smith	20,000	5,000	5,000
Paul M. Murray	15,000	4,000	4,000
Timothy F. Murphy	10,000	3,500	3,500

These retirement-based RSUs are reflected in the Outstanding Equity Awards at Fiscal Year End Table below. Payment under the terms of these awards is made in shares of Company stock equal in number to the RSUs contained in the Award. However, no shares of Company stock will be issued to executive officers pursuant to this award if they terminate employment with the Company prior to age sixty (60) unless such termination is caused by death, disability, or termination by the Company for other purposes than “cause”.

Equity Grant to CEO & CFO
To provide the senior executive team with a long-term, performance-based incentive to generate value for our stockholders, the Compensation Committee awarded Mr. Heard, CEO, and Mr. Smith, CFO, a grant of equity awards on December 31, 2015, consisting of the following:

	Frank G. Heard		Kenneth W. Smith
	Awards Granted	Grant Date Fair Value	Awards Granted	Grant Date Fair Value
Non-qualified stock options	25,000	$191,750	12,500	$95,875
Restricted stock units (RSUs)	25,000	$636,000	12,500	$318,000
Performance stock units (TSR PSUs)	50,000	$1,284,500	25,000	$642,250
Total		$2,112,250		$1,056,125
All of these awards cliff-vest after three years on December 31, 2018 and will be settled in shares of Gibraltar stock. The exercise price of the stock options was set equal to the grant date stock price of $25.44. The TSR PSUs will be earned based upon the Company's relative total stockholder return ("TSR") generated over a performance period beginning January 1, 2016 and ending December 31, 2018 compared to the TSR of companies within the S&P SmallCap 600 Industrial Sector Index. The payout factor applied to the target TSR PSUs granted is based upon meeting a threshold of the 40th percentile. At the 40th percentile, 100% of the TSR PSUs will be issuable. If Gibraltar's TSR does not exceed the 40th percentile, no TSR PSUs will be issuable. A ranking between the 40th and 90th percentiles results in an adjustment of the number of TSR PSUs issuable on a straight-line basis until the maximum award limit is reached at the 90th percentile where the executive will be entitled to the issuance of 150% of the TSR PSUs awarded.
The equity grant was made to recognize the future potential of these executives as leaders in our Company and to more closely align their interests to the interests of our stockholders. As 70% of the fair value of the award is directly tied to total shareholder return, the Compensation Committee used this award to ensure that these executives are significantly and immediately impacted by share price results. The substantial performance-based component of the TSR PSUs and stock options is designed to motivate the CEO and CFO to further execute under Gibraltar's four-pillar strategic plan over the three-year vesting period and ultimately create value for our stockholders.
The Compensation Committee also considered the total direct compensation of the CEO and CFO compared to the peer group when it awarded this equity grant. The total direct compensation for both Mr. Heard and Mr. Smith are less than the median compensation for our peer group. These awards were intended to reduce the gap between the median compensation provided to executives within our peer group and the compensation awarded to our CEO and CFO under our base compensation programs.
Although all the compensation related to these awards is captured within the Summary Compensation Table in 2015 only, the Compensation Committee considers these awards as compensation related to the vesting period, which spans the next three years.
Please refer to the section entitled "Potential Payments on Termination or Change of Control" to gain an understanding of the benefits that will be provided to the CEO and CFO upon these events.

Perquisites and Other Benefits.  We annually review the perquisites that executive management receives. Since our compensation plan provides for equity compensation to our executives which could lead to complicated tax issues, and because we believe that good financial and tax planning by experts reduces both the amount of time and attention that senior management must spend on this topic, the executive officers are eligible to receive a payment for financial and tax planning services. All of the executives also receive tax gross-up payments for the personal use of Company automobiles and the cost of executive physical examinations. Mr. Lipke had the right, under the terms of the executive auto policy, to keep his company-leased automobile, this one-time perquisite is included below in the Summary Compensation Table.

Change in Control Benefits.  Our executive officers have been a key component in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive management are aligned with the long-term success of the Company. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to vigorously negotiate the optimal financial terms for our shareholders in the event of any potential, future change in control transactions.
Our Change in Control benefits provide for the protection of previously granted equity-based incentive compensation and provide for a cash payment upon the consummation of the Change in Control transaction and subsequent termination of employment for each of our executive officers, except the Vice President, Treasurer, and Secretary.
The cash components of any change in control benefits are paid in one lump sum. For more information concerning amounts our executive officers are entitled to receive upon a termination of employment and change in control, see “Potential Payments Upon Termination or Change in Control” below.

Generally Available Benefit Programs. The executive officers also participate in the Company’s other generally available benefit plans on the same terms as other employees at the Company’s headquarters. These plans include pay in lieu of time off, medical and dental insurance, life insurance, a supplemental salary continuation plan providing supplemental short-term disability benefits, and the Company’s matching contribution to the Gibraltar 401(k) Plan. Relocation benefits also are reimbursed but are individually negotiated when they occur.

Employment Agreements
CEO Employment Agreement. During 2015, the Company entered into an amended Employment Agreement with Frank G. Heard when he was promoted to President and Chief Executive Officer (“CEO”). The Employment Agreement provides for the following: (1) the term of the CEO’s employment will continue until terminated by the Company or the CEO; (2) set the CEO’s annual base salary which may be adjusted from time to time, by the Compensation Committee; (3) the CEO will be eligible to receive an annual bonus under the MICP and long-term incentive compensation as determined under the LTIP; (4) the CEO will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; and (5) upon a termination of the CEO’s employment by the Company, without cause, or by the CEO for good reason, the CEO will be entitled to a severance benefit in an amount equal to 1.75 times his base salary.

Clawback Policy
The Company has a Clawback Policy which requires reimbursement of an executive officer’s performance-based compensation if the independent members of the Board determine that the executive engaged in fraudulent conduct that resulted in a restatement of financial statements filed with the Securities and Exchange Commission. The Clawback policy extends to all employees of Gibraltar. This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.gibraltar1.com.

Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Section 162(m) limitation did not result in any disallowed tax deduction for compensation expense in 2015. The Compensation Committee continues to monitor this matter periodically in an effort to further minimize the impact of the Section 162(m) limitation. Stockholder approval of the material terms of our PSU grants and MICP will continue to limit the negative impact of Section 162(m) on the Company’s tax deductions in future periods.
Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.

Conclusion
The Compensation Committee believes the Company’s executive compensation program includes a balanced blend of time-based and performance-based compensation plans that enhance the Company’s ability to attract, retain, and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our stockholders. The high percentage of compensation that is implemented as performance-based for our executive officers re-enforces the Compensation Committee’s commitment to a pay-for-performance philosophy. These incentive programs encourage the executive team to drive operational improvements and make strategic planning decisions that lead to improved financial performance and the creation of stockholder value. As a result, the Committee recommends you vote FOR the "Say-on-Pay" vote in Proposal 2.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the contents of the above Compensation Discussion & Analysis section of this Definitive Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Definitive Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K filed February 18, 2016.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

Sharon M. Brady
William J. Colombo
Craig A. Hindman
Vinod M. Khilnani
William P. Montague

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

			Stock Awards
			Restricted Stock Unit Awards	Non-qualified Stock Options	Performance Stock Unit Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation
Name	Year	Salary (3)	(4)	(5)	(6)	(7)	(8)	(9)	Total
Brian J. Lipke (1)	2015	$870,923	$—	$—	$—	$—	$(17,309)	$180,053	$1,033,667
	2014	$680,000	$—	$—	$816,002	$261,324	$92,082	$68,343	$1,917,751
	2013	$680,000	$—	$—	$816,000	$672,588	$(110,520)	$56,662	$2,114,730
Frank G. Heard (2)	2015	$699,077	$942,001	$191,750	$1,794,501	$1,020,000	$157,710	$78,442	$4,883,481
	2014	$278,654	$1,083,001	$—	$—	$96,075	$—	$5,031	$1,462,761
Kenneth W. Smith	2015	$399,500	$570,999	$95,875	$1,027,244	$346,500	$121,994	$74,168	$2,636,280
	2014	$374,596	$260,846	$—	$374,994	$96,075	$224,913	$62,802	$1,394,226
	2013	$357,308	$157,493	$—	$349,997	$237,384	$156,699	$78,513	$1,337,394
Paul M. Murray	2015	$248,708	$123,804	$—	$239,995	$126,000	$55,912	$70,956	$865,375
	2014	$223,000	$129,437	$—	$222,996	$33,327	$81,728	$66,825	$757,313
	2013	$204,385	$49,995	$—	$199,996	$79,238	$81,566	$67,024	$682,204
Timothy F. Murphy	2015	$212,331	$76,321	$—	$123,006	$76,875	$14,971	$44,491	$547,995
	2014	$186,738	$83,166	$—	$112,205	$19,962	$35,031	$34,810	$471,912
	2013	$166,923	$16,005	$—	$96,005	$46,708	$16,005	$34,529	$376,175

(1)	Mr. Lipke served as the Executive Chairman of the Board until his retirement June 1, 2015. In 2014 and 2013, Mr. Lipke served as the Chairman and Chief Executive Officer.

(2)	Mr. Heard was hired as President and Chief Operating Officer in May 2014 and promoted to Chief Executive Officer effective January 1, 2015.

(3)
Includes amounts, if any, deferred at the direction of the executive officer. Salaries exceed the amounts disclosed in the CD&A as a result of the timing of payrolls in 2015 that resulted in 27 bi-weekly paychecks as opposed to 26.

(4)
This column represents the grant date fair value of restricted stock units granted that year. Fair value was calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. The 2015 RSU awards include $306,001, $173,249, $60,004, and $20,496 of compensation for Messrs. Heard, Smith, Murray, and Murphy, respectively, related to the grant date fair value of RSUs issued under the annual LTIP program; $79,750, $63,800, and $55,825 of compensation for Messrs. Smith, Murray, and Murphy, respectively, related to the grant date fair value of retirement RSUs; and $636,000 and $318,000 of compensation for Messrs. Heard and Smith, respectively, related to the grant date fair value of RSUs issued under the equity grant in December 2015. The equity grants awarded to the CEO and CFO in December 2015 cliff vest in three years and are intended as a three-year award.

(5)
This column represents the grant date fair value of non-qualified stock options granted that year. Fair value was calculated using a Black-Scholes valuation model. The non-qualified stock options were a part of the equity grant made to the CEO and CFO in December 2015, which cliff vest in three years and are intended as a three-year award.

(6)
This column represents the grant date fair value of PSUs and TSR PSUs granted during the year. Fair value is determined based upon the probable outcome of the performance conditions on the grant date. For PSUs awarded in January 2015, the fair value was estimated using the trailing 90-day average stock price which is the basis for payments made under the awards. For TSR PSUs awarded in December 2015, the fair value was calculated using a Monte Carlo valuation model. The 2015 awards include $510,001, $384,994, $239,995, and $123,006 of compensation for Messrs. Heard, Smith, Murray, and Murphy, respectively, related to the grant date fair value of PSUs issued under the annual LTIP program; and $1,284,500 and $642,250 of compensation for Messrs. Heard and Smith, respectively, related to the grant date fair value of TSR PSUs issued under the equity grant in December 2015. The TSR PSUs awarded to the CEO and CFO in December 2015 will cliff vest after three years and are intended as a three-year award.

(7)	This column represents the amounts earned under the Management Incentive Compensation Plan for the respective years.

(8)
This column represents the aggregate change in the actuarial present value of accrued pension and medical insurance benefits for Mr. Lipke, which are included in the Pension Benefits Table. It also includes the Company contributions to the non-qualified deferred compensation plans for each of the named executives, which is included in the Non-qualified Deferred Compensation Table.

(9)	This column represents the following 2015 other compensation:

Other Compensation	Brian J. Lipke	Frank G. Heard	Kenneth W. Smith	Paul M. Murray	Timothy F. Murphy
Personal use of Company autos	$85,293	$3,936	$15,387	$7,483	$10,771
Pay in lieu of time off	26,154	23,776	14,808	9,231	5,519
Club dues	18,969	12,311	—	10,220	—
Financial and tax planning	11,899	12,992	7,933	10,321	4,331
401(k) match	10,600	10,600	10,600	10,600	10,600
Healthcare benefits	7,188	7,689	3,091	9,710	4,381
Incidental moving expenses	—	—	11,510	—	—
Tax gross-ups	9,950	6,938	10,839	12,231	8,889
Other	10,000	200	—	1,160	—
Total	$180,053	$78,442	$74,168	$70,956	$44,491
Other payments noted above did not exceed $25,000 or 10% of the amount of total perquisites.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number Of Shares Of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Frank G. Heard	MICP	$363,800	$680,000	$1,020,000				—	—	$—
	Jan. 2, 2015				$—	$510,001	$2,550,005	—	—	$—
	Jan. 2, 2015 (3)							19,185	—	$—
	Feb. 27, 2015 (4)							10,967	—	$—
	Mar. 31, 2015 (4)							3,933	—	$—
	Jun. 30, 2015 (4)							3,242	—	$—
	Sep. 30, 2015 (4)							3,747	—	$—
	Dec. 31, 2015 (4)							2,864	—	$—
	Dec. 31, 2015 (5)							—	25,000	$25.44
	Dec. 31, 2015 (6)							25,000	—	$—
	Dec. 31, 2015				$1,284,500	$1,284,500	$1,926,750	—	—	$—
Kenneth W. Smith	MICP	$123,585	$231,000	$346,500				—	—	$—
	Jan. 2, 2015				$—	$384,994	$1,924,970	—	—	$—
	Jan. 2, 2015 (3)							10,862	—	$—
	Jan. 2. 2015 (7)							5,000	—	$—
	Feb. 27, 2015 (4)							10,967	—	$—
	Mar. 31, 2015 (4)							2,507	—	$—
	Jun. 30, 2015 (4)							1,836	—	$—
	Sep. 30, 2015 (4)							2,122	—	$—
	Dec. 31, 2015 (4)							1,622	—	$—
	Dec. 31, 2015 (5)							—	12,500	$25.44
	Dec. 31, 2015 (6)							12,500	—	$—
	Dec. 31, 2015				$642,250	$642,250	$963,375	—	—	$—
Paul M. Murray	MICP	$44,940	$84,000	$126,000				—	—	$—
	Jan. 2, 2015				$—	$239,995	$1,199,975	—	—	$—
	Jan. 2, 2015 (3)							3,762	—	$—
	Jan. 2. 2015 (7)							4,000	—	$—
	Feb. 27, 2015 (4)							3,804	—	$—
	Mar. 31, 2015 (4)							1,521	—	$—
	Jun. 30, 2015 (4)							1,144	—	$—
	Sep. 30, 2015 (4)							1,323	—	$—
	Dec. 31, 2015 (4)							1,011	—	$—
Timothy F. Murphy	MICP	$27,419	$51,250	$76,875				—	—	$—
	Jan. 2, 2015				$—	$123,006	$615,030	—	—	$—
	Jan. 2, 2015 (3)							1,285	—	$—
	Jan. 2. 2015 (7)							3,500	—	$—
	Feb. 27, 2015 (4)							2,279	—	$—

(1)
Estimated future payouts represent the amount that was payable under the annual Management Incentive Compensation Plan (“MICP”) for performance in 2015. The maximum payment under this plan was limited to 150% of target in 2015.

(2)
Estimated future payouts represent the targeted amount payable under the long-term equity compensation plan due to the award of performance stock units (“PSUs”). On January 2, 2015, Messrs. Heard, Smith, Murray, and Murphy received 34,413, 25,978, 16,194, and 8,300 PSUs, respectively. The number of units that were actually earned was based upon the Company’s return on invested capital during 2015 compared to target. The final award will be settled in cash based upon the 90-day rolling average of the Company’s stock price at the end of the three-year vesting period. The maximum payment under this award is equal to 500% of the grant date fair value. Additionally, the award limits the number of PSUs earned to 200% of the units granted. As noted above, units equal to 200% of the shares awarded were earned under the 2015 PSU grant based upon the performance of the Company.

On December 31, 2015, Messrs. Heard and Smith received 50,000 and 25,000 TSR PSUs, respectively, that cliff vest at the end of a three-year performance period, at which time the vested units will convert into shares. The number of units that vest will be determined at the end of the performance period based upon the Company's relative total stockholder return ("TSR") as compared to the TSR of companies in the S&P SmallCap Industrials Index ("Index"). The threshold and target are both set at attaining at least the 40th percentile ranking of TSR compared to the Index. The maximum payment under this award is set equal to 150% of the TSR PSUs awarded, which can be attained by generating a TSR that is equal to or greater than the TSR at the 90th percentile of the Index. The grant date fair value of the award is used to disclose the threshold, target, and maximum payments above.

(3)	Consists of restricted stock units issued under the Company’s Long-term Incentive Plan that convert to shares upon vesting.

(4)
Consists of restricted stock units issued under the Management Stock Purchase Plan (“MSPP”). Of the restricted stock units issued in 2015, 15,457, 11,658, 5,507, and 1,302 units issued to Messrs. Heard, Smith, Murray, and Murphy, respectively, represent units purchased through deferral of bonus and salary and 9,296, 7,396, 3,296, and 977 units issued to Messrs. Heard, Smith, Murray, and Murphy, respectively, represent the Company’s match. These restricted stock units convert into a hypothetical cash account upon vesting, which occurs upon both the attainment of age sixty (60) and termination of employment. If employment is terminated prior to the executive officer attaining sixty (60) years of age, matching units are forfeited. Upon termination of employment the balance in the hypothetical cash account is paid out as either a lump sum, over five years, or over ten years.

(5)	On December 31, 2015, Messrs. Heard and Smith received non-qualified stock options that cliff vest after three years.

(6)	On December 31, 2015, Messrs. Heard and Smith received restricted stock units that convert to shares after the three-year cliff vesting period.

(7)	Consists of retirement restricted stock unit awards.

Outstanding Equity Awards at Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Frank G. Heard	—	25,000	—	$25.44	12/31/2025	96,693	$2,459,870	118,826	$2,934,259
Kenneth W. Smith	—	12,500	—	$25.44	12/31/2025	67,654	$1,721,118	89,345	$2,184,600
Paul M. Murray	—	—	—	$—	—	31,376	$798,205	39,468	$946,048
Timothy F. Murphy	3,000	—	—	$23.54	9/14/2016	19,804	$503,814	19,998	$479,352
	3,000	—	—	$18.78	9/14/2017
	3,000	—	—	$22.16	9/9/2018

(1)
Restricted stock units vest as follows: Mr. Heard - 12,508 units vesting at a rate of 33% a year beginning June 26, 2016, 40,000 units vesting at a rate of 25% a year beginning December 29, 2016, 19,195 units vesting at a rate of 25% a year beginning January 2, 2016, and 25,000 that cliff vest on December 31, 2018; Mr. Smith - 2,648 units that vest on January 3, 2016, 4,773 units vesting at a rate of 50% a year beginning January 2, 2016, 6,871 units vesting at a rate of 33% a year beginning January 2, 2016, 10,862 units vesting at a rate of 25% a year beginning January 2, 2015, 30,000 units that vest upon his retirement from the Company, and 12,500 units that cliff vest on December 31, 2018; Mr. Murray - 827 units that vest on January 3, 2016, 1,516 units vesting at a rate of 50% a year beginning January 2, 2016, 2,271 units vesting at a rate of 33% a year beginning January 2, 2016, 3,762 units vesting at a rate of 25% a year beginning January 2, 2016, and 23,000 units that vest upon his retirement from the Company; and Mr. Murphy - 271 units that vest on January 2, 2016, 486 units vesting at a rate of 50% a year beginning January 3, 2016, 762 units vesting at a rate of 33% a year beginning January 2, 2016, 1,285 units vesting at a rate of 25% a year beginning January 2, 2016, and 17,000 units that vest on October 7, 2023 and upon his retirement from the Company.

(2)
Represents performance stock units (“PSUs”) earned during their respective performance periods which will be converted to cash as follows (based upon the trailing 90-day stock price): (a) on January 15, 2016, 12,389, 7,080, and 3,398 PSUs earned by Messrs. Smith, Murray, and Murphy, respectively; and (b) on January 15, 2018, 68,826, 51,956, 32,388, and 16,600 PSUs earned by Messrs. Heard, Smith, Murray, and Murphy, respectively. Additionally, this represents another 50,000 and 25,000 TSR PSUs granted to Messrs. Heard and Smith, respectively, on December 31, 2015. These TSR PSUs will be earned over a three-year performance period ending December 31, 2018 when the vested TSR PSUs will convert to shares of Gibraltar stock and are represented at their fair value measures as of December 31, 2015.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Brian J. Lipke	—	$—	199,212	$4,788,431
Frank G. Heard	—	$—	14,169	$338,614
Kenneth W. Smith	—	$—	10,639	$169,692
Paul M. Murray	—	$—	3,360	$53,592
Timothy F. Murphy	—	$—	1,105	$17,625

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year
Brian J. Lipke	Salary Continuation Agreement	23	$823,617	(1)	$—
	Medical Insurance Continuation	N/A	$397,999	(2)	$—
Frank G. Heard	—	—	$—		$—
Kenneth W. Smith	—	—	$—		$—
Paul M. Murray	—	—	$—		$—
Timothy F. Murphy	—	—	$—		$—

(1)
Reflects the present value of benefits payable under the terms of the Salary Continuation Agreement between the Company and Mr. Lipke dated March 1996. This Agreement provides for payment of $100,000 per year for a period of ten years upon Mr. Lipke’s retirement at or after age sixty (60). Payments are to be made in equal monthly installments. In the event of the death of Mr. Lipke, payments are to be made to Mr. Lipke’s spouse in one lump sum payment.

(2)
Reflects the present value of benefits payable under the employment agreement between the Company and Mr. Lipke. This agreement provides for payment of the employer contribution portion of medical insurance benefits provided to other employees to Mr. Lipke and his spouse throughout their lifetimes.

Non-qualified Deferred Compensation

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY (2)		Aggregate Earnings (Losses) in Last FY		Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
Frank G. Heard	$267,383	(1)	$157,710	(1)	$68,760	(3)	$—	$493,853	(5)
Kenneth W. Smith	$195,950	(1)	$121,994	(1)	$706,202	(3)	$—	$3,389,120
Paul M. Murray	$—		$—		$(1,240)	(4)	$—	$31,369
	$95,161	(1)	$55,912	(1)	$317,894	(3)	$—	$1,546,128
Timothy F. Murphy	$19,962	(1)	$14,971	(1)	$100,082	(3)	$—	$463,867	(5)

(1)
Represents the deferred amount of the annual incentive compensation award earned under the Management Incentive Compensation Plan during 2014 and salary deferrals in 2015 together with related matching contributions from the Company.

(2)	Amounts reported are included as compensation in the Summary Compensation Table above.

(3)	Represents the associated earnings on the balance of each participating executive officer's account under the Management Stock Purchase Plan during 2015.

(4)	Represents the associated earnings on the balance of the participating executive officer’s account under the Gibraltar 401(k) Restoration Plan during 2015.

(5)
Amount includes $185,456 and $152,217 attributable to matching RSUs for Messrs. Heard and Murphy, respectively, that will vest on each of their sixtieth (60th) birthdays if they continue their employment through such date.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

In 2015, our newly-promoted President and Chief Executive Officer (“CEO”), Frank G. Heard, entered into an amended employment agreement that provides for a severance payment equal to 1.75 times his respective base salary upon his termination without cause or a voluntary termination with good cause. The employment agreement also establishes benefits that would be accrued in the event of death or disability.
The awards of restricted stock units (“RSUs”) which the Company has made to its executive officers under the Long-term Incentive Plan (see Compensation Discussion & Analysis above) provide that the RSUs will be paid in shares of the Company’s stock if the employment of the executive officer is terminated by the Company without cause or by the CEO for “good reason”. Similarly, the RSUs awarded to the executive officers to make their retirement benefits more competitive (see Compensation Discussion & Analysis above) provide that their RSUs will be paid in shares of the Company’s stock if their employment is terminated by the Company without cause. In each case, a termination without cause will be considered to have occurred if the executive officer is terminated for any reason other than a determination by the Compensation Committee that the executive officer has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business.
The awards of performance stock units (“PSUs”) which the Company has made to its executive officers under the Long-term Equity Incentive Plan (see Compensation Discussion & Analysis above) provide that if employment of an executive officer is terminated after the executive officer has attained age 60 and completed at least five years of service to the Company, the executive officer will be entitled to payment for the PSUs earned prior to termination. Additionally, the awards of PSUs provide that if a change in control of the Company occurs, the executive officers will be entitled to payment for PSUs earned prior to the change in control together with payment, at the targeted performance level, for performance periods ending after the date the change in control occurs.
The Company has also entered into change in control agreements (the “Change in Control Agreements”) with the CEO, Senior Vice President and Chief Financial Officer (“CFO”), and Senior Vice President of Human Resources and Organizational Development (“SVP of HR”). All Change in Control Agreements contain double trigger payment provisions. Accordingly, upon the occurrence of a change in control and termination of employment, the CEO, CFO, and SVP of HR are entitled to receive a lump sum severance payment equal to 275%, 200%, and 100%, respectively, of their annual cash compensation.
The Change in Control Agreements define annual cash compensation as the sum of (i) the executive’s annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The payments and benefits payable in the event of a change in control are not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of our Company.
In all Change in Control Agreements, a change in control will be deemed to occur if: (i) any person or group, other than an affiliate of the Company, acquires 35% or more of the common stock of our Company without approval of the Board of Directors; (ii) there is a change in a majority of the members of the Board of Directors in any twelve-month period and the new directors were not endorsed by the majority of the old directors; or (iii) we enter into certain merger or consolidation transactions, and the executive’s employment is terminated without cause or the executive resigns for good reason.
The following tables set forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined as if the employment of the executive officer was terminated on December 31, 2015, on which date, the closing price per share of the Company’s stock was $25.44. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2015 and that, at the time of such retirement, he satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program.

Payments upon Termination of Employment

Frank G. Heard

Source of Payment	Voluntary Termination	Voluntary Termination for Good Reason	Retirement	Termination without Cause	Termination for Cause	Death	Disability
Employment Agreement (1)	$167,671	$1,190,000	$—	$1,190,000	$—	$—	$408,000
Management Stock Purchase Plan (2)	$308,397	$308,397	$493,853	$308,397	$308,397	$308,397	$308,397
Long-term Incentive Plan (3)	$—	$5,394,129	$—	$5,394,129	$—	$5,394,129	$5,394,129
Non-equity Incentive Compensation (4)	$1,020,000	$1,020,000	$1,785,000	$1,020,000	$—	$1,020,000	$1,020,000
Total	$1,496,068	$7,912,526	$2,278,853	$7,912,526	$308,397	$6,722,526	$7,130,526

(1)
The amount shown under the voluntary termination column represents 90 days of severance pay. The amount shown under the voluntary termination for good reason and the termination without cause columns represent the aggregate payments that would be made upon Mr. Heard’s termination for those reasons, equal to 175% of his salary. The amount shown under the disability column represents the current value of the annual payment provided for by Mr. Heard’s employment agreement. The disability payment of $408,000, calculated as defined in his employment agreement, is payable annually until Mr. Heard reaches 65 years of age, and is reduced by amounts he would receive from the federal and state governments and insurance, pension, or profit sharing plans maintained by the Company.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Heard is not over sixty (60) years old, and therefore would not vest in the Company’s matching contributions upon the occurrence of the events shown in each column except retirement which presumes Mr. Heard is sixty (60) years of age.

(3)
The amounts shown in this row represent the market value of non-qualified stock options, restricted stock units (“RSUs”), and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2015. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Plan for 2015 which was deferred into the Management Stock Purchase Plan by Mr. Heard and therefore the amount in the retirement column includes the Company match as we assume Mr. Heard is over sixty (60) to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Plan to participants on a prorated basis when their employment is terminated without cause.

Kenneth W. Smith

Source of Payment	Voluntary Termination	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$59,231
Management Stock Purchase Plan (2)	$3,389,120	$3,389,120	$3,389,120	$3,389,120	$3,389,120	$3,389,120
Long-term Incentive Plan (3)	$1,107,762	$1,107,762	$2,945,466	$1,107,762	$3,905,716	$3,905,716
Non-equity Incentive Compensation (4)	$—	$606,375	$606,375	$—	$606,375	$606,375
Total	$4,496,882	$5,103,257	$6,940,961	$4,496,882	$7,901,211	$7,960,442

(1)
The amount shown in the disability column represents payments Mr. Smith would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices. Mr. Smith qualifies for eight weeks of salary continuation under this plan based on years of service.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Smith is over sixty (60) years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(3)
The amounts shown in this row represent the market value of non-qualified stock options, restricted stock units (“RSUs”), and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2015. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Plan for 2015 which was deferred into the Management Stock Purchase Plan by Mr. Smith and therefore includes the vested Company match as Mr. Smith is over sixty (60). It is the Company’s policy to pay amounts due under the Management Incentive Compensation Plan to participants on a prorated basis when their employment is terminated without cause.

Paul M. Murray

Source of Payment	Voluntary Termination	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$73,846
Management Stock Purchase Plan (2)	$1,546,128	$1,546,128	$1,546,128	$1,546,128	$1,546,128	$1,546,128
Long-term Incentive Plan (3)	$710,842	$710,842	$1,744,253	$710,842	$1,744,253	$1,744,253
Non-equity Incentive Compensation (4)	$—	$220,500	$220,500	$—	$220,500	$220,500
401(k) Restoration Plan (5)	$31,369	$31,369	$31,369	$31,369	$31,369	$31,369
Total	$2,288,339	$2,508,839	$3,542,250	$2,288,339	$3,542,250	$3,616,096

(1)
The amount shown in the disability column represents payments Mr. Murray would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices. Mr. Murray qualifies for sixteen weeks of salary continuation under this plan based on years of service.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Murray is over sixty (60) years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(3)
The amounts shown in this row represent the market value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2015. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Plan for 2015 which was deferred into the Management Stock Purchase Plan by Mr. Murray and therefore includes the vested Company match as Mr. Murray is over sixty (60). It is the Company’s policy to pay amounts due under the Management Incentive Compensation Plan to participants on a prorated basis when their employment is terminated without cause.

(5)
The amounts represent the balance of Mr. Murray’s 401(k) Restoration Plan account as of December 31, 2015, which may be paid six months after the event in annual installments over a period of five to ten years, except in the event of Mr. Murray’s death, in which case the amount would be paid immediately.

Timothy F. Murphy

Source of Payment	Voluntary Termination	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$63,077
Management Stock Purchase Plan (2)	$311,650	$463,867	$311,650	$311,650	$311,650	$311,650
Long-term Incentive Plan (3)	$116,970	$858,312	$1,018,685	$116,970	$1,018,685	$1,018,685
Non-equity Incentive Compensation (4)	$—	$134,531	$76,875	$—	$76,875	$76,875
Total	$428,620	$1,456,710	$1,407,210	$428,620	$1,407,210	$1,470,287

(1)
The amount shown in the disability column represents payments Mr. Murphy would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices. Mr. Murphy qualifies for sixteen weeks of salary continuation under this plan based on years of service.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Murphy is not over sixty (60) years old, and therefore would not vest in the Company’s matching contributions upon the occurrence of the events shown in each column except retirement which presumes Mr. Murphy is sixty (60) years of age.

(3)
The amounts shown in this row represent the market value of non-qualified stock options, restricted stock units (“RSUs”), and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2015. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate. The amount shown in the retirement column presumes Mr. Murphy is sixty (60) years old.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Plan for 2015 which was deferred into the Management Stock Purchase Plan by Mr. Murphy and therefore the amount in the retirement column includes the Company match as we assume Mr. Murphy is over sixty (60) to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Plan to participants on a prorated basis when their employment is terminated without cause.

Payments upon Change in Control
The following tables set forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into Change in Control Agreements as described above. For purposes of the payments to be made upon a change in control, the tables reflect amounts which would be paid to the executive officers if the change in control occurred and the executive officers were terminated on December 31, 2015, on which date, the closing price per share of the Company’s stock was $25.44.
Frank G. Heard

Lump Sum Cash Payment	Value of MSPP RSUs	Value of Outstanding Options	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	Non-equity Incentive Compensation	Total
$4,675,000	$493,853	$—	$2,459,870	$2,934,259	$1,785,000	$12,347,982

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs currently issued, adjusted for actual performance relative to the 2014 and 2015 performance periods.

Kenneth W. Smith

Lump Sum Cash Payment	Value of MSPP RSUs	Value of Retirement RSUs	Value of Outstanding Options	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	Non-equity Incentive Compensation	Excise Tax Gross-up (3)	Total
$1,463,000	$3,389,120	$763,200	$—	$957,918	$2,184,600	$606,375	$855,840	$10,220,053

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs currently issued, adjusted for actual performance relative to the 2013, 2014, and 2015 performance periods.

(3)	Mr. Smith's Change in Control Agreement includes a provision to provide a tax gross-up payment in the event any excise taxes are due on a change in control payment.

Paul M. Murray

Lump Sum Cash Payment	Value of MSPP RSUs	Value of Retirement RSUs	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	401(k) Restoration Plan Payment	Non-equity Incentive Compensation	Total
$366,000	$1,546,128	$585,120	$213,085	$946,048	$31,369	$220,500	$3,908,250

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs currently issued, adjusted for actual performance relative to the 2013, 2014, and 2015 performance periods.

Timothy F. Murphy

Lump Sum Cash Payment	Value of MSPP RSUs	Value of Retirement RSUs	Value Outstanding Options	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	Non-equity Incentive Compensation	Total
$—	$463,867	$343,440	$35,520	$160,374	$479,352	$134,531	$1,617,084

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs currently issued, adjusted for actual performance relative to the 2013, 2014, and 2015 performance periods.

PROPOSAL 3
APPROVAL OF THE MATERIAL TERMS OF THE
SPECIAL PERFORMANCE STOCK UNIT GRANT

Proposal
We seek stockholder approval of material terms of the Company’s special grant of Performance Stock Units (“TSR PSUs”) to the CEO and CFO on December 31, 2015 so that compensation payable under the performance-based equity award may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
Section 162(m) limits the deduction that a publicly-held corporation may claim for compensation paid to its Chief Executive Officer and certain other executive officers (“Covered Employees”). Section 162(m) generally provides that amounts paid to a Covered Employee in excess of $1 million are not deductible.
The deduction limitation of Section 162(m) does not apply to “performance-based compensation.” Compensation can qualify as “performance-based” under Section 162(m) only if a number of requirements are satisfied. One requirement of Section 162(m) is that the Company’s stockholders must approve the material terms of the performance criteria pursuant to which the compensation is payable. For this purpose, the material terms of the performance criteria must include (1) the employees eligible to receive performance-based compensation, (2) the business criteria on which the performance targets may be based, and (3) the maximum amount that an employee may receive for achieving the performance goals. Section 162(m) also requires that the material terms of the performance criteria be submitted to stockholders on a recurring basis.
TSR PSU awards are intended to provide compensation that qualifies as performance-based compensation under Section 162(m). Stockholders are being asked to approve material terms of the special TSR PSU grants in accordance with the regulations so compensation under the TSR PSU awards can qualify as performance-based compensation that is deductible by the Company without regard to the limitation of Section 162(m).

Purpose
The objective of the special TSR PSU awards was to provide meaningful financial incentives to the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") of the Company consistent with interests of our stockholders. The Compensation Committee sought to accomplish this objective by providing the CEO and CFO a grant of TSR PSUs that may convert into shares of Gibraltar stock based upon achievement of the Company's total stockholder return relative to a peer group of companies. The Compensation Committee believes the TSR PSU awards closely align executive compensation with stockholder value creation.

Description of the Special PSU Grant
The PSUs are earned by the CEO and CFO based on the Company's relative total stockholder return ("TSR") generated over a performance period beginning January 1, 2016 and ending December 31, 2018 compared to the TSR of companies within the S&P SmallCap 600 Industrial Sector Index. The payout factor applied to the target TSR PSUs granted is based upon meeting a threshold of the 40th percentile. At the 40th percentile, 100% of the TSR PSUs will be issuable. If Gibraltar's TSR does not exceed the 40th percentile, no TSR PSUs will be issuable. A ranking between the 40th and 90th percentiles results in an adjustment of the number of TSR PSUs issuable on a straight-line basis until the maximum award limit is reached at the 90th percentile where the executive will be entitled to the issuance of 150% of the TSR PSUs awarded. All awards will be settled in shares of Gibraltar stock upon vesting on December 31, 2018.
The number of PSUs granted, performance criteria, targeted and threshold performance levels were established by the Compensation Committee of the Board of Directors. The Compensation Committee believes the long-term equity based incentive compensation structure described above promotes the interests of the Company's stockholders by providing incentives to the CEO and CFO to maximize the Company's TSR.

Eligible Employees
The special PSU grant was made to the CEO and CFO on December 31, 2015.

Performance Goals
The incentive compensation earned under the PSU grant is intended to qualify as performance-based compensation within the meaning of Section 162(m) and will be subject to attainment of performance targets relating to the performance criteria identified by the Compensation Committee. The performance goal is based solely on TSR relative to a peer group as described above.

Maximum Amount of Compensation that Can Be Paid to an Individual Under the Performance Goal
The maximum number of PSUs that may be converted to stock for the CEO and CFO is set equal to 150% of the PSUs granted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE SPECIAL PSU GRANT IN PROPOSAL 3.

PROPOSAL 4
APPROVAL OF THE MATERIAL TERMS OF THE
MANAGEMENT INCENTIVE COMPENSATION PLAN

Proposal
We seek stockholder approval of material terms of the Company’s Management Incentive Compensation Plan (“MICP”) so that compensation payable under the incentive plan may also qualify as “performance-based compensation” under Section 162(m).
As noted above, compensation can qualify as “performance-based” under Section 162(m) only if a number of requirements are satisfied. One requirement of Section 162(m) is that the Company’s stockholders must approve the material terms of the performance criteria pursuant to which the compensation is payable. For this purpose, the material terms of the performance criteria must include (1) the employees eligible to receive performance-based compensation, (2) the business criteria on which the performance targets may be based, and (3) the maximum amount that an employee may receive for achieving the performance goals. Section 162(m) also requires that the material terms of the performance criteria be submitted to stockholders on a recurring basis.
The MICP is intended to provide annual incentive compensation that qualifies as performance-based compensation under Section 162(m). Stockholders are being asked to approve material terms of the MICP in accordance with the regulations so compensation under the MICP can qualify as performance-based compensation that is deductible by the Company without regard to the limitation of Section 162(m).

Purpose
The objectives of the MICP are to provide meaningful financial incentives to executive officers and other key employees of the Company and its subsidiaries consistent with interests of our stockholders. The Compensation Committee seeks to accomplish this objective by providing annual cash awards to executive officers and key employees of the Company based upon achievement of established financial targets and strategic goals. The Company believes the MICP aligns management compensation with stockholder value creation.

Description of the Management Incentive Compensation Plan
In administration of the MICP, a targeted annual incentive compensation award (which is equal to a stated percentage of a participant's annual base salary) is established for each participant. Participants are entitled to payment of their targeted annual incentive compensation award if the level of performance achieved by the participant and the Company with respect to objective performance criteria is equal to targeted performance established for each performance criteria. Adjustments are made to the performance levels achieved by the Company with respect to the applicable performance criteria to eliminate the effects of restructuring charges and other non-routine transactions. The actual annual incentive compensation award which is paid to each participant may be greater than or less than the targeted annual incentive compensation award to reflect the relationship between the actual level of performance achieved by the participant and the Company and the targeted level of performance. Participants will not be entitled to any annual incentive compensation award under the MICP if threshold performance levels established for the performance criteria are not achieved.

With respect to the Company's executive officers, the targeted annual incentive compensation awards, performance criteria, targeted and threshold performance levels and relative weights to be attributed to each performance criteria under the MICP were established by the Compensation Committee of the Board of Directors through analysis of historical performance of the Company, analysis of similar companies, and stretch performance criteria. These targeted incentives, performance criteria, targeted and threshold performance levels, and relative weights are reviewed by the Compensation Committee on an annual basis and adjusted accordingly. With respect to participants in the MICP who are not executive officers of the Company, the targeted incentives, performance criteria, targeted and threshold performance levels, and relative weights are established to closely replicate the MICP elements established for the executive officers.

Eligible Employees
The MICP is provided to executive officers and other key management of the Company and its subsidiaries identified by senior management. Approximately 50 members of management participate in the MICP which includes managers that our executive officers believe have the ability to improve financial results in order to generate stockholder value.

Performance Goals
The annual incentive compensation earned under the MICP is intended to qualify as performance-based compensation within the meaning of Section 162(m) and will be subject to attainment of performance targets relating to the performance criteria identified by the Compensation Committee and management. Performance goals must be based solely one or more of the following business criteria: (i) adjusted earnings per share, (ii) adjusted operating income as a percentage of sales, (iii) adjusted operating income, (iv) days of working capital, and (v) participant achievement of strategic goals. Any of these performance criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

Maximum Amount of Compensation that Can Be Paid to an Individual Under the Performance Goal
The maximum achievement under each performance criteria is capped at 150% of target.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN IN PROPOSAL 4.

PROPOSAL 5
APPROVAL OF THE MATERIAL TERMS OF THE
ANNUAL PERFORMANCE STOCK UNIT GRANT

Proposal
We seek stockholder approval of material terms of the Company's annual grant of performance-based equity awards of Performance Stock Units ("PSUs") so that compensation payable under the performance-based equity award may qualify as "performance-based compensation" under Section 162(m).
As noted above, compensation can qualify as “performance-based” under Section 162(m) only if a number of requirements are satisfied. One requirement of Section 162(m) is that the Company’s stockholders must approve the material terms of the performance criteria pursuant to which the compensation is payable. For this purpose, the material terms of the performance criteria must include (1) the employees eligible to receive performance-based compensation, (2) the business criteria on which the performance targets may be based, and (3) the maximum amount that an employee may receive for achieving the performance goals. Section 162(m) also requires that the material terms of the performance criteria be submitted to stockholders on a recurring basis.
PSU awards are intended to provide compensation that qualifies as performance-based compensation under Section 162(m). Stockholders are being asked to approve the material terms of annual PSU grants in accordance with the regulations so compensation under PSU awards can qualify as deductible performance-based compensation not subject to the limitation of Section 162(m).

Purpose
The objectives of PSU awards are to provide meaningful financial incentives to executive officers and other key employees of the Company and its subsidiaries consistent with interests of the Company's stockholders. The Compensation Committee seeks to accomplish this objective by providing executive officers and key employees of the Company with PSUs that may be converted into cash if the Company achieves certain targeted levels of performance. The Company believes PSU awards align management compensation with stockholder value creation.

Description of the Performance Stock Unit Grant
PSUs are earned by executive officers based on the Company's return on invested capital ("ROIC") for the annual performance period beginning January 1 and ending December 31 against targets set by the Compensation Committee. Payment of the performance units awarded is to be made in January following a three year vesting period ending December 31 and will be set equal to an amount determined from the number of units earned for the performance period, multiplied by the average closing price of the Company's common stock during the period beginning October 1 and ending December 31 immediately preceding the payment of the awards.
If the Company's ROIC for a performance period is less than the threshold set by the Compensation Committee, the number of performance units earned for the performance period will be zero. If the Company's ROIC for a performance period is greater than the threshold, the Company's ROIC will be compared to the ROIC target. If the Company's ROIC is equal to target, the executive officers will earn performance units equal to the targeted award. If the Company's ROIC for the applicable performance period is less than target, the number of performance units earned by executive officers will be less than the targeted number of performance share units with the possibility of not earning any performance units. Conversely, if the Company's ROIC for a performance period exceeds target, the number of performance units earned by the executive officers will be increased up to a maximum of two hundred percent (200%) of the targeted performance unit award.
The Compensation Committee believes that the long-term equity based incentive compensation structure described above promotes the interests of the Company's stockholders by providing incentives to executive officers and other key employees to continue their employment with the Company and improve return on invested capital, which we believe will lead to shareholder value creation. Furthermore, executive officers are provided an incentive to increase the value of the Company's common stock over the long term because final payment of this long-term equity based incentive compensation program is based on the price of the Company's common stock at the time of payment.

Eligible Employees
The annual PSU grant is awarded to executive officers and other key management of the Company and its subsidiaries identified by senior management. Approximately 15 employees are awarded PSUs which include members of senior management that our executive officers believe have the ability to improve return on invested capital and the value of the Company.

Performance Goals
The incentive compensation earned under the annual PSU grant that is intended to qualify as performance-based compensation within the meaning of Section 162(m) is subject to attainment of performance targets relating to the performance criteria identified by the Compensation Committee and senior management. As noted above, the performance targets are based on a comparison of the Company's ROIC for each annual performance period against the targeted ROIC for each performance period. Payment of the performance units awarded is to be made in January following a three year vesting period ending December 31 and is to be determined by multiplying the number of PSUs earned for the performance period by the average closing price of the Company's common stock during the period beginning October 1 and ending December 31 immediately preceding the payment of the awards.

Maximum Amount of Compensation that Can Be Paid to an Individual Under the Performance Goal
Consistent with the Gibraltar Industries, Inc. 2015 Equity Incentive Plan, the maximum number of PSUs that may be credited to an individual for performance that exceeds the Index's performance is capped at two hundred percent (200%) of the PSUs granted. Additionally, the maximum amount payable to an executive officer receiving a PSU award will not exceed five times the grant date fair value of the award.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE ANNUAL PERFORMANCE STOCK UNIT GRANT IN PROPOSAL 5.

PROPOSAL 6
ADOPTION OF THE GIBRALTAR INDUSTRIES, INC. 2016
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

On March 24, 2016, the Board of Directors approved the adoption of the Gibraltar Industries, Inc., 2016 Stock Plan for Non-Employee Directors (the “2016 Director Plan” or the “Plan”). The 2016 Director Plan provides for the issuance of up to 100,000 shares of Common Stock. Pursuant to the terms of the 2016 Director Plan, the Board of Directors is seeking stockholder approval of the Plan.

The Board of Directors believes there are a number of reasons to vote FOR the adoption of the 2016 Director Plan as summarized below.

•
Our success depends on providing competitive equity compensation to attract and retain directors. Our ability to attract and retain high-caliber directors will directly influence how well the Company carries out its strategic plan and creates stockholder value. To compete for talented leaders, we strive to provide directors with competitive compensation packages including equity compensation.

•
We provide our directors with different equity awards. The Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) permits the issuance of a variety of equity awards that allows the Compensation Committee to provide employees with equity compensation that is both time-based and performance-based. The 2016 Director Plan is designed to permit the issuance of stock to our directors and provide for features that differ from our 2015 Plan. The Compensation Committee determined it should have flexibility to issue shares of stock to non-employee directors that immediately vest in response to a change in the structure of the Board under which the directors are subject to annual elections.

•
We carefully manage our equity incentive plan. Currently, the maximum shares that may be issued under the 2015 Plan is 1,250,000 shares. The 2015 Plan is the only plan from which we currently grant equity awards. As of March 21, 2016, under the 2015 Plan, 598,000 shares remained available for grant. We manage our equity compensation programs to minimize stockholder dilution. Therefore, we considered our “burn rate” and “overhang” in evaluating the impact of equity awards and determining the proposed number of shares under the 2015 Plan.

◦
Our three-year average “burn rate” for 2013, 2014, and 2015 was approximately 1.1%; burn rate was calculated by dividing the number of equity awards granted in a year by the weighted average number of shares outstanding.

◦
As of December 31, 2015, our “overhang” of approximately 1,425,000 shares represented about 4.6% of our total outstanding shares; overhang was defined as the number of full value awards and options outstanding.

◦
We believe our “burn rate” and “overhang” are in line with industry norms. In addition to considering the “burn rate” and “overhang”, the Board of Directors considered a number of other factors in determining the proposed 100,000 shares, such as proxy advisory firm guidelines, and equity award usage.

The following is a summary of the material features of the 2016 Director Plan and does not purport to be complete. The summary is subject in all respects and is qualified in its entirety by the terms of the 2016 Director Plan, the full text of which is set forth as Appendix A of this Proxy Statement.

Purpose
The 2016 Director Plan is an incentive compensation plan which allows the Company to grant equity-based incentive compensation awards to eligible participants (described below) to provide them an additional incentive to promote the business of the Company, to increase their proprietary interest in the success of the Company, to enhance long-term stockholder value, and to encourage them to remain in its service.

Eligible Participants
The individuals that are eligible to receive awards under the 2016 Director Plan are non-employees directors that serve or served on the Board of Directors of the Company during the year of grant.

Administration
The Compensation Committee administers the 2016 Director Plan with respect to non-employee directors. The administrator of the plan is referred to as the Committee.

Reservation of Common Stock
The Board of Directors has reserved 100,000 shares of Common Stock for issuance under the 2016 Director Plan. The number of shares of Common Stock available for issuance under the 2016 Director Plan and the number of shares issuable under outstanding awards will be proportionately adjusted if the number of outstanding shares of Company Common Stock changes as a result of a stock dividend, stock split, recapitalization or the like, or if the Company's Common Stock is converted as a result of a reorganization.

Types of Awards
Awards will be in the form of shares of the Company's Common Stock as defined in the Plan.

Terms of Awards
The Committee shall determine which eligible participants shall be granted awards, the terms and provisions of the awards, and the number of shares of Common Stock for which awards are granted.

Federal Tax Consequences
The value of shares of Common Stock awarded are taxed as ordinary income to the award recipient in the year of grant. Awards granted under the 2016 Director Plan are expressly prohibited from including features that allow for income or excise tax gross-ups to the recipient.

Holding Period
The Company does not have a formal holding period policy and a holding period is not defined within the 2016 Director Plan. However, the Company’s Stock Ownership Policy prohibits our directors from selling or transferring any shares received from the Plan until their guideline ownership levels have been met.

Amendments
The Board of Directors may suspend, amend or terminate the 2015 Director Plan, provided that, stockholder approval is required for any amendment which (i) increases the maximum number of shares as to which options may be issued under the 2016 Director Plan or (ii) materially modifies the requirements as to eligibility or participation in the 2016 Director Plan. The applicable listing standards of the NASDAQ require stockholder approval of any material amendment to the 2016 Director Plan.

Effective Date
The adoption of the 2016 Director Plan was approved by the Board of Directors on March 24, 2016, subject to approval by the stockholders of the Company.

Plan Benefits
For 2016, the Compensation Committee plans to issue each non-employee director awards equal in value to $70,000 as partial compensation for service on the Board, or $420,000 in aggregate. The number of awards which may be granted under the 2016 Director Plan currently cannot be determined at this time as the number of awards will vary based on the stock price of Gibraltar's shares and may vary with adjustments to the level of compensation approved by the Compensation Committee. However, the Plan includes a $300,000 annual limit on the fair value of shares which may be awarded to any non-employee director.

Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the 2016 Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE GIBRALTAR INDUSTRIES, INC. 2016 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS IN PROPOSAL 6.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and any persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).
On February 19, 2015, four Form 4 disclosures were issued to report the conversion of 33,799, 14,000, 7,870, and 3,858 performance stock units awarded to Brian J. Lipke, Kenneth W. Smith, Paul M. Murray, and Timothy J. Murphy, respectively, into cash upon vesting of an award under the Company’s Long-term Incentive Plan. The performance stock units converted to cash on January 16, 2015 but were inadvertently not reported due to an administrative oversight. Additionally, on June 17, 2015, a Form 4 was issued to report the conversion of 4,169 restricted stock units to Frank G. Heard into shares of Company stock upon vesting of an award under the Company's Long-term Incentive Plan and the contemporaneous disposal of 1,542 shares to satisfy income tax withholdings. The restricted stock units vested June 11, 2015 but were inadvertently not reported due to an administrative oversight.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Certain Beneficial Owners
The following table sets forth information as of March 21, 2016 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% and certain other holders of its outstanding Common Stock:

Name and Address	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Class
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	3,233,516	10.2
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403-1906	2,789,322	8.8
Dimensional Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,637,185	8.3
Barrow, Hanley, Mewhinney & Strauss, LLC (5) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	1,909,347	6.0

(1)
Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2015 available on NASDAQ.com, filed on January 8, 2016 by BlackRock, Inc. Number of shares disclosed above includes 99,014 shares over which Blackrock, Inc. does not have the sole voting power.

(3)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2015 available on NASDAQ.com, filed on February 4, 2016 by Franklin Resources, Inc. on behalf of itself, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC. Number of shares disclosed above includes 272,200 shares over which Franklin Resources, Inc. does not have the sole voting power.

(4)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2015 and available on NASDAQ.com, filed on February 9, 2016 by Dimensional Fund Advisors LP. Number of shares disclosed above includes 82,958 shares over which Dimensional Fund Advisors LP does not have the sole voting power.

(5)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2015 available on NASDAQ.com, filed on February 2, 2016 by Barrow, Hanley, Mewhinney & Strauss, LLC. Number of shares disclosed above includes 923,689 shares over which Barrow, Hanley, Mewhinney, & Strauss, LLC does not have the sole voting power.

Management
The following table sets forth information as of March 21, 2016 (except as otherwise noted) with respect to each director, director nominee, each executive officer named in the Summary Compensation table above, and all executive officers and directors as a group:

Name and Address (1)	Number of Shares and Nature of Beneficial Ownership (2)	Percent of Class

Kenneth W. Smith (3)	52,764	*
William P. Montague (4)	38,774	*
William J. Colombo (5)	26,092	*
Timothy F. Murphy (6)	18,095	*
Paul M. Murray (7)	13,667	*
Frank G. Heard (8)	11,707	*
Jane L. Corwin (9)	6,039	*
Craig A. Hindman (10)	3,465	*
Vinod M. Khilnani (11)	3,465	*
Sharon M. Brady (12)	1,322	*
James B. Nish (13)	1,322	*
All Directors and Executive Officers as a Group	176,712	0.6

*	Less than 1%.

(1)	The address of each executive officer and director is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219.

(2)
Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(3)	Consists of 52,764 shares of common stock registered in the name of the reporting person.

(4)
Consists of 38,774 shares of common stock registered in the name of the reporting person, including 10,237 restricted shares with respect to which Mr. Montague exercises voting power but does not currently have dispositive power.

(5)
Consists of 26,092 shares of common stock registered in the name of the reporting person, including 14,237 restricted shares with respect to which Mr. Colombo exercises voting power but does not currently have dispositive power.

(6)
Consists of (i) 9,095 shares of common stock registered in the name of the reporting person and (ii) 9,000 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan.

(7)
Consists of (i) 11,906 shares of common stock registered in the name of the reporting person and (ii) 1,761 shares of common stock allocated to Mr. Murray’s self-directed account under our 401(k) Retirement Savings Plan.

(8)	Consists of 11,707 shares of common stock registered in the name of the reporting person.

(9)
Consists of 6,039 shares of common stock registered in the name of the reporting person, including 6,039 restricted shares with respect to which Ms. Corwin exercises voting power but does not currently have dispositive power.

(10)
Consists of 3,465 shares of common stock registered in the name of the reporting person, including 3,465 restricted shares with respect to which Mr. Hindman exercises voting power but does not currently have dispositive power.

(11)
Consists of 3,465 shares of common stock registered in the name of the reporting person, including 3,465 restricted shares with respect to which Mr. Khilnani exercises voting power but does not currently have dispositive power.

(12)
Consists of 1,322 shares of common stock registered in the name of the reporting person, including 1,322 restricted shares with respect to which Ms. Brady exercises voting power but does not currently have dispositive power.

(13)
Consists of 1,322 shares of common stock registered in the name of the reporting person, including 1,322 restricted shares with respect to which Mr. Nish exercises voting power but does not currently have dispositive power.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee currently consists of five directors who are independent as defined in the listing standards of NASDAQ applicable to members of nominating committees. A brief description of the responsibilities of the Nominating and Corporate Governance Committee is set forth above under the caption “The Board of Directors and its Committees.”
The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held on February 16, 2016. Mr. Hindman did not participate in his recommendation for election to the Board. No communications from stockholders regarding nominations were received by the Committee. The Nominating and Corporate Governance Committee recommended that Sharon Brady, Craig Hindman, and James Nish each be nominated as Directors for a one-year term.
In evaluating potential nominees, the Nominating and Corporate Governance Committee considers a nominee’s experience as a senior executive at a publicly traded corporation, or as a management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious, governmental or not-for-profit organization, or such other professional experience as the Nominating and Corporate Governance Committee determines shall qualify an individual for Board service; whether such person is “independent” within the meaning of such term in accordance with the applicable listing standards of NASDAQ and the rules promulgated by the Securities and Exchange Commission; financial expertise of a potential nominee; and particular or unique needs of the Company at the time a nominee is being considered.

NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

William J. Colombo
Jane L. Corwin
Craig A. Hindman
Vinod M. Khilnani
William P. Montague

PROPOSAL 7
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board has selected the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP has audited the Company’s consolidated financial statements for the past eleven fiscal years including 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
The Audit Committee is responsible for the appointment, oversight, and compensation of the Company’s independent registered public accounting firm, which is evaluated on an annual basis. Before selecting Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 7.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2016 fiscal year. EY served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015 and 2014. Additionally, EY performed certain non-audit services during fiscal 2015 and 2014 that are permitted under the Sarbanes-Oxley Act and related rules of the Securities and Exchange Commission ("SEC").
The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2015 and 2014 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.

Fees Billed to the Company by EY during Fiscal Year 2015 and 2014

Audit Fees
The aggregate fees billed by EY for each of the fiscal years ended December 31, 2015 and 2014, for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto, were $1,185,988 and $1,008,922, respectively.

Audit-Related Fees
The aggregate fees billed by EY for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements (including advice related to mergers and acquisitions) were $290,141 for the fiscal year ended December 31, 2015. No fees were billed by EY for these services during 2014.

Tax Fees
The aggregate fees billed by EY for the fiscal years ended December 31, 2015 and 2014 for services rendered for tax compliance (including tax planning, tax advice, and other tax services) were $36,467 and $58,147, respectively.

All Other Fees
The aggregate fees billed for other products and services was $2,170 and $2,170 for the fiscal years ended December 31, 2015 and 2014, respectively.

Pre-Approval for Non-Audit Services Policies and Procedures of the Audit Committee
The Audit Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors. The Audit Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the SEC thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit Committee is complying with and promoting its purposes, duties, and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing and approving transactions and business relationships with any significant shareholder, director, executive officer or other member of senior management, or their family members on an ongoing basis. The Audit Committee requests and receives from the Company on an annual basis, a list and description of transactions with related parties, as described above, to the extent such transactions are required to be reported in the Company’s Definitive Proxy Statement pursuant to Regulation S-K, Item 404(a). The Audit Committee reviews and discusses such transactions with management and the independent auditor, and approves or ratifies such transactions on an annual basis. Prior to approval or ratification of such transactions, the Audit Committee considers the qualifications of the related party, fees charged to the Company, and the significance of the transaction to the Company and the related party.

An officer of certain of the Company's business units, Mr. Richard Reilly, is the owner of certain real estate properties leased for manufacturing and distribution purposes. The leases are in effect until June 2018 and June 2020. For the fiscal year ended December 31, 2015, the Company incurred $523,000 of lease expense related to these properties.
The Audit Committee reviewed and approved all the transactions described above for 2015 in accordance with the policy, as described above, which is included in the Audit Committee Charter.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of three directors who are independent as defined in the listing standards of NASDAQ applicable to members of audit committees. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance”.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2015 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2015, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). Throughout the year, management kept the Audit Committee apprised of the progress of its evaluation of internal controls and the Audit Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) auditing standard section 380, The Auditor’s Communication with Those Charged with Governance, which relates to the conduct of the audit, including the auditor’s judgment about the quality of the accounting principles applied in the Company’s 2015 audited financial statements. The Audit Committee also has reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

Jane L. Corwin
William P. Montague
James B. Nish

OTHER MATTERS

The Company’s management does not currently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

OTHER INFORMATION

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO GIBRALTAR INDUSTRIES, INC., 3556 LAKE SHORE ROAD, PO BOX 2028, BUFFALO, NEW YORK 14219-0228, ATTENTION: TIMOTHY F. MURPHY. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 21, 2016, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2017 Annual Meeting must be received by the Company’s Secretary by December 22, 2016 to be considered for inclusion in the Company’s Definitive Proxy Statement and form of proxy relating to that meeting. Proposals should be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228.

The accompanying Notice and this Definitive Proxy Statement are sent by Order of the Board of Directors.

Timothy F. Murphy
Secretary

Dated: April 5, 2016

STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

APPENDIX A

GIBRALTAR INDUSTRIES, INC.

2016 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
_______________________________

The Compensation Committee of the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) has determined that Compensation Committee should have the flexibility to issue shares of the Company’s par value $0.01 per share common stock (“Common Stock”) to non-employee members of the Company’s Board of Directors, which shares of Common Stock are fully vested when issued. In connection with the foregoing, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authorized the adoption of this plan, the Gibraltar Industries, Inc. 2016 Stock Plan For Non-Employee Directors (hereinafter the “Plan”) to create a vehicle through which grants of the Company’s Common Stock may be made to non-employee members of the Board of Directors.
NOW, THEREFORE, in connection with the foregoing and subject to the approval of the stockholders of the Company, the Company, pursuant to the authorization of the Committee, hereby adopts this document as the Gibraltar Industries, Inc. 2016 Stock Plan For Non-Employee Directors:
ARTICLE 1.
DEFINITIONS
The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:
1.01    Annual Share Award Value means the dollar amount which is, from time to time, established by the Committee as the Fair Market Value of the annual Awards to be granted to non-employee Directors as equity based compensation for their service as a member of the Board.

1.02    Award means a grant of shares of the Company’s Common Stock to any non-employee member of the Board of Directors or to an individual who was a non-employee member of the Board of Directors at any time during the calendar year in which the grant of shares of the Company's Common Stock is made, which grant of shares follows a determination by the Compensation Committee that the individual to whom such grant is to be made should receive a grant of shares of the Company’s Common Stock and a further determination by the Compensation Committee as to the number of which shares of Common Stock which are to be contained in any such grant and the date on which any such shares of Common Stock are issued to such current or former non-employee member of the Board.

1.03    Board or Board of Directors means the Board of Directors of the Company.

1.04    Code and Internal Revenue Code mean the Internal Revenue Code of 1986, as amended.

1.05    Committee means the Compensation Committee of the Board of Directors.

1.06    Common Stock means the common stock, par value $0.01 per share, of the Company.

1.07    Company means Gibraltar Industries, Inc., a Delaware corporation.

1.08    Covered Individual means any current or former member of the Committee, any current or former officer or director of the Company and any employee or other individual designated by the Committee to assist it in the administration of this Plan as provided for by Section 4.02.

1.09    Director means each natural person who has been appointed or elected as a member of the Board of Directors and has not experienced a Termination of Service.

1.10    Disability means, with respect to any non-employee Director, a physical or mental disease, injury or condition which has been suffered by a non-employee Director and which, in the reasonable determination of the Committee, will prevent the non-employee Director from attending meetings of the Board and its committees or otherwise prevent the non-employee Director from devoting appropriate time and energy to his or her duties as a Director for a period of eight (8) months.

1.11    Fair Market Value means, for purposes of determining the number of shares of Common Stock to be granted to a non-employee member of the Board of Directors in connection with any Award, the closing price of a share of Common Stock as reported by the NASDAQ Stock Market on the date as of which the determination of Fair Market Value is to be made or, if no sale of Common Stock shall have been made on the NASDAQ Stock Market on that day, on the next preceding day on which there was a sale of Common Stock.

1.12    Plan means the Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors as set forth herein and as amended from time to time hereafter.

1.13    Share means a share of Common Stock.

ARTICLE 2.
AWARDS

2.01    Awards. At any time that this Plan is in effect, the Compensation Committee may make an Award of Shares to any individual who is then a non-employee Director or to any individual who, although not a non-employee Director at the time of the Award of Shares is made, was a non-employee Director at any time during the calendar year in which the Award of Shares is made.

2.02    Grant of Awards, Award Instruments. The Committee shall have sole and exclusive authority for determining the identity of any current or former non-employee Director who is to be a recipient of an Award of Shares. Each Award of Shares shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of such Award.

2.03    Deferral Option. Each current or former non-employee Directors shall have the right to defer his or her receipt of the Shares which he or she may be awarded pursuant to the terms of any determination made or any other compensation program established by the Compensation Committee. The terms and conditions upon which the current or former non-employee Directors shall have the right to defer their receipt of the Shares which they would otherwise be entitled to receive pursuant to the terms of the compensation program which is, from time to time, in effect and pursuant to the terms of this Plan shall comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder and are contained in the terms of the Gibraltar Industries, Inc. 2016 Non-Employee Director Stock Deferral Plan adopted by the Company as of the date hereof.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.01    Shares Available for Awards. Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased by the Company on the open market at such time or times and in such manner as it may determine. Notwithstanding the foregoing, the total number of Shares which may be awarded pursuant to this Plan shall not exceed, in the aggregate, 100,000 Shares. For the avoidance of doubt, the aggregate number of Shares available for issuance pursuant to the terms of this Plan shall not be increased without the approval of the stockholders of the Company. In addition, the number of Shares which may be awarded to a current or former non-employee Director during any calendar year shall not, in any case, have a Fair Market Value as of the grant date in excess of Three Hundred Thousand Dollars ($300,000).

3.02    Certain Adjustments to Shares. In the event of any change in the number of outstanding Shares without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares at a price substantially below fair market value, or any similar change affecting the Shares: (a) the maximum aggregate number and kind of Shares specified herein as available for the grant of Awards; and (b) if and to the extent that a current or former non-employee Director has utilized the deferral option provided for by Section 2.03 above, the number of Shares which shall be distributed to the current or former non-employee Director at the time for distribution specified by such current or former non-employee Director in his or her election to defer the receipt of Shares, shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the Fair Market Value of the Award determined as of the date the change in the number of outstanding Shares of the Company contemplated by this Section 3.02 occurs.

The Committee shall give notice to each current or former non-employee Director who has elected to defer his or her receipt of Shares which would otherwise have been awarded to such current or former non-employee Director of any adjustment made pursuant to this Section 3.02 and, upon such notice, such adjustment shall be effective and binding for all purposes.

3.03    Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any non-employee Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

ARTICLE 4.
ADMINISTRATION

4.01    Administration of the Plan. (a) The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish, from time to time, guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. The Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of this Plan.

(b)    No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company, indemnify and hold each Covered Individual harmless from and against any loss, cost or expense (including reasonable attorney fees) or liability (including any amount paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan or any Award granted pursuant to the Plan. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation and By-laws of the Company.

4.02    Allocation and Delegation of Responsibilities. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee may allocate among themselves and/or delegate to employees of the Company or other persons or parties any ministerial, clerical and recordkeeping responsibilities of the Committee relating to administration of the Plan. The Committee shall also have the authority to employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.

ARTICLE 5.
MISCELLANEOUS

5.01    No Rights Created by Plan. Neither the establishment of the Plan nor any modification or termination hereof, nor the issuance of any Shares hereunder shall be construed as giving any current or former non-employee Director any legal or equitable right against the Company. In addition, under no circumstances shall the issuance of Shares to a current non-employee Director constitute an agreement by the Company, the Board of Directors or the stockholders of the Company to continue to nominate and elect the non-employee Director as a member of the Board.

5.02    Taxes. Each non-employee Director shall be solely responsible for payment of any and all federal, state and local taxes required by law to be paid with respect to the receipt of any Shares issuable to such non-employee Director pursuant to this Plan. The Committee shall not grant and shall not have the authority to grant any Shares to any current or former non-employee Director, whether a new Award or as an Award granted in exchange for a prior Award made hereunder if, under the terms of any such Award, the current or former non-employee Director to whom the Award is made would be entitled to receive a “gross up” of any income or other taxes which may be payable by such individual with respect to such Award.

5.03    Amendment or Termination. The Committee may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment which constitutes a “material amendment” of the Plan, as the term material amendment is defined in the applicable NASDAQ rules, shall be effective unless approved by the stockholders of the Company in the manner required by such rules and by applicable law.

5.04    Successors. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of the rights of current or former non-employee Directors under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

5.05    Binding Effect. The provisions of the Plan shall be binding upon each current or former non-employee Director, his or her successors and permitted transferees.

5.06    Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York, without reference to its conflicts of laws principles, and all provisions hereof shall be administered according to such laws.

5.07    Headings No Part of Plan. Heading of sections and subsections of this Plan are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

5.08    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law principles.

5.09    Effective Date. This Plan was approved by the Committee on March 24, 2016 and, subject to approval by the stockholders of the Company at the annual meeting of the Company’s stockholders to be held May 5, 2016 and, upon execution by an authorized officer of the Company, shall be effective as of May 5, 2016. Accordingly, in no event shall any Awards be issued under this Plan prior to May 5, 2016. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall not become effective.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Plan to be executed as of the _____ day of May, 2016.

GIBRALTAR INDUSTRIES, INC.

By:_________________________

GIBRALTAR INDUSTRIES, INC. 3556 LAKE SHORE ROAD P.O. BOX 2028 BUFFALO, NY 14219
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1. Election of Directors

Nominees	For	Against	Abstain
01 Sharon M. Brady	☐	☐	☐
02 Craig A Hindman	☐	☐	☐
03 James B. Nish	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 7.

For address change/comments, mark here. ☐
(see reverse for instructions)

NOTE: If no direction is indicated on your proxy card, broker non-votes excepted, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6, and 7. If signing on behalf of a corporation, sign full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2016 Annual Meeting of Stockholders of Gibraltar Industries, Inc. and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

If voting by Internet or Phone, do not return your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

ANNUAL MEETING OF STOCKHOLDERS OF GIBRALTAR INDUSTRIES, INC.

May 6, 2016

The undersigned hereby appoints WILLIAM P. MONTAGUE AND FRANK G. HEARD and each or any of them, attorneys and proxies, with the full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC. (the "Company") to be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 6, 2016, at 11:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) or postponements(s) thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side.